FRANCHISE AGREEMENT





                                ITEX CORPORATION






                              2880 MEADE, Suite 204
                             LAS VEGAS, NEVADA 89102


                                 (702) 220-8030

                          T A B L E O F C O N T E N T S
                         -------------------------------


1        GRANT OF FRANCHISE
         1.1      Grant of Franchise
         1.2      One Location for Franchise Premises
         1.3      Assistance in Site Location
         1.4      Franchise Premises Development
         1.5      Relocation of the Franchise Premises
         1.6      You Will Not Advertise Outside Market Area
         1.7      "You" Includes
         1.8      Existence of Divergent Forms of Franchise Contracts
         1.9      Rights We Reserve
         1.10     Nonexclusive

2        PAYMENT OF FEES AND OTHER FINANCIAL REQUIREMENTS
         2.1      Initial Franchise Fee
         2.2      Revenue Sharing Payment
                      Schedule
         2.3      Deductions
         2.4      Use of Marketing Fee and Advertising
         2.5      You Will Pay Taxes and Indebtedness
         2.6      Sums To Be Paid Promptly
         2.7      Records
         2.8      Audits
         2.9      You are to Pay all Franchise Costs
         2.10     Attendance at Conventions

3        TRAINING
         3.1      Mandatory Training
         3.2      Supplemental Training

4        COMMENCEMENT OF OPERATIONS
         4.1      Time to Complete Training and Commence Operation
         4.2      You Are to Obtain Permits and Licenses
         4.3      Lease Assumption and Real Property Security Assignments

5        FRANCHISE STANDARDS OF OPERATION
         5.1      Operations Manual, Trade Exchange Rules, Supplies, Plans and Specifications and Public Relations
         5.2      Standards to Be Maintained
         5.3      Service Marks, Operations Manual, and Method of Operation Are Our Exclusive Property
         5.4      You Will Not to Use Names or Marks in Combination
         5.5      Service Marks, Operations Manual, and Method of Operation May Be Changed
         5.6      You Will Not Communicate Confidential Information
         5.7      Conflicting or Competing Interests
         5.8      Computer Systems
         5.9      Working Capital Requirements

6        RENEWAL, TERMINATION AND STEP-IN RIGHTS
         6.1      Renewal of Franchise
         6.2      Termination by You
         6.3      Termination by Us
         6.4      Time Frames Subject to Applicable Law
         6.5      You Will  Discontinue  Use of  Service  Marks,  Operations  Manual,  and Method of  Operation  on
                  Termination of Agreement
         6.6      Our Step-In Rights
         6.7      You and your Owners Not to Compete on Expiration, Termination or Transfer of Agreement

7        TRANSFER
         7.1      Sale or Assignment
         7.2      Your Death or Disability
         7.3      First Right of Purchase
         7.4      First Right of Refusal

8        INDEMNITY, INSURANCE, CONDEMNATION AND CASUALTY
         8.1      Indemnity
         8.2      Insurance

9        NOTICE AND MISCELLANEOUS
         9.1      Notices
         9.2      Business Name
         9.3      We and you Are Not Joint Venturers, Partners, or Agents
         9.4      Waiver
         9.5      Time Is of the Essence
         9.6      Credit Line
         9.7      Documents
         9.8      Construction
         9.9      Enforcement
         9.10     Other Agreements
         9.11     Agreement Binding on Successors and Assigns
         9.12     Execution in Counterparts and Our Acceptance
         9.13     Approval by Shareholders, Members or Partners
         9.14     Personal Guarantee
         9.15     Receipt of Disclosure Documents
         9.16     Representation
         9.17     Acknowledgments

10       SIGNATURES

                  Schedule A -      Business Address Of Authorized Location.
                  Schedule B -      List Of Clients To Be Assigned

                  Exhibit D -       Conditional Assignment of Phone Number
                  Exhibit E -       Relinquishment of Business Name
                  Exhibit F -       State Law Addendum
                  Exhibit G -       Trademark Filing Information
                  Exhibit H -       Checklist for Start-up
                  Exhibit I -       List Of Clients To Be Assigned

                       F R A N C H I S E  A G R E E M E N T
                       ------------------------------------

THIS AGREEMENT has been entered this _____day of ,_____ 200 . It is by and between ITEX CORPORATION, a Nevada corporation, ("We, Us") and ________________, ("You").

We have certain rights to, have registered in various jurisdictions, and intend to continue to develop names, trademarks, service marks, logos, commercial symbols and styles. These include, but are not limited to, "ITEX" and the ITEX logo (the "Service Marks"). We own valuable goodwill and have valuable expertise, confidential information, methods, procedures, techniques, uniform standards, operations manuals, trade exchange control guidelines, systems, reporting systems, merchandise, and materials. These are connected with the operation, promotion, and advertising of a system of retail barter trade exchange brokerages that offer the trading of goods and services, a system for computer record keeping of trade transactions and a framework for principal party and trade transactions, both in the United States and internationally (the "ITEX System").

We offer franchises to qualified persons to own and operate an ITEX brokerage office. The franchises are nonexclusive and we retain the right to own, operate, license or franchise the ITEX System throughout the United States and internationally. You desire to operate an ITEX brokerage office for retail and corporate trade services using the ITEX System and Service Marks (the "Method of Operation").

You acknowledge that this Agreement was accompanied by a Uniform Franchise Offering Circular, which you received at the earlier of (1) the first personal meeting with us; (2) ten business days prior to the signing of any franchise or related agreement; or (3) ten business days before any payment from you. In addition, you acknowledge receipt of this Agreement containing all substantive terms at the time of delivery of the Uniform Franchise Offering Circular. You have read this Agreement and our Uniform Franchise Offering Circular. You understand and accept the terms, conditions and covenants contained in this Agreement. They are necessary to maintain our high standards of quality, service and uniformity at all franchises. They protect and preserve the goodwill of the Service Marks and the confidentiality and value of the Method of Operation.

You realize that entering into this Agreement will obligate you to operate your franchised business in strict accordance and conformity with the standards, specifications and procedures as set forth in the Operations Manual that we will loan to you. You furthermore realize that there is a risk in owning any business venture including this one and that running a business can be very hard work. If you operate your ITEX brokerage below the standards we require, ITEX trade clients will be less likely to remain in the ITEX System. This would damage the business of others. It will be difficult for us to obtain new franchisees for ITEX brokerages if a prospective purchaser observes that you do not maintain the required standards.

THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

1        GRANT OF FRANCHISE AND FRANCHISE TERRITORY
         ------------------------------------------

         1.1 Grant of Franchise. We grant to you, and you accept from us, the franchise, license and privilege to use the Service Marks, the Method of Operation, and merchandise bearing the Service Marks, for 5 years from the date of this Agreement. This grant solely is for the operation by you of one ITEX trade brokerage at the location identified in the attached Exhibit A ("the Franchise Premises").

         A.       You will have the right to:

         1. Participate as a franchisee/broker in the ITEX System (as set forth in the Operations Manual and our Trading Rules) and to indicate to the public that your independent business is part of the ITEX System;

         2. Open one brokerage office under a name that is approved in advance and in writing by us with the primary responsibility of engaging in the Trade Brokerage Business; and

         3. Receive assistance from us in the implementation and operation of the ITEX System.

         B. Assignment of Clients. Clients you enroll in the future will be deemed assigned to you. At our discretion, we may assign additional Clients to you if a Client requests a reassignment from another Broker or for other reasons. A Client will not be reassigned from you unless that Client requests reassignment in writing, you request reassignment in writing, or we determine reassignment is in the best interest of the ITEX System or the Client or us.

         1.2 One Location for Franchise Premises. You will operate the Franchise at only one location. All land, buildings and improvements at the location, including parking, are part of the "Franchise Premises." Relocation of the Franchise Premises will require our prior written approval. You may not establish or operate any other ITEX brokerage or related business without executing a separate Franchise Agreement for that facility.

         1.3 Assistance in Site Location. You are responsible for finding the location of the Franchise Premises. If you request assistance in selecting a site for the Franchise Premises, we will provide reasonable assistance in finding a location acceptable to you. We do not guarantee success for any location you select. We will not be liable for any consequences of your choice of any franchise site. Any site recommendation or approval we make is not a representation that any particular site is available or legally appropriate for use as a franchise site. It is your responsibility to investigate all applicable zoning, licensing, leasing and other requirements for any proposed site. You must ensure that the site you select complies with these requirements.

Before you enter a lease or purchase agreement for the Franchise Premises, you will submit the lease or purchase documents to us for approval. Lease documents must include an assignment of the lease in a form we approve, pursuant to which we may assume the lease as provided in Section 4, below.

         1.4 Franchise Premises Development. You will be responsible to construct, remodel, furnish, decorate and equip the Franchise Premises.

         A. You will comply with the standards and specifications we establish for architectural design, office layout, equipment, furnishings and fixtures, among other things. Modifications or variations require our prior written consent.

         B. All computer equipment will conform to our equipment specifications as adopted from time to time. If we require any changes in or additions to equipment, you will modify, replace or add to your existing equipment at your sole expense.

         1.5 Relocation of the Franchise Premises. If your lease of the Franchise Premises terminates or expires and cannot be renewed during the term of this Agreement, or if you reasonably decide to relocate the Franchise Premises for cause, you may relocate the Franchise Premises to another available site, if:

         A.       you are not in breach of this Agreement;

         B. your lease was not ended by the lessor because of your breach of the lease agreement;

         C. you evidence to our satisfaction your ability to obtain and commence operations at the new location within a reasonable period after you vacate the original location;

         D. you develop, construct, remodel, furnish, decorate and equip, at your sole expense, the new location according to our then current specifications and standards;

         E. you pay all reasonable out-of-pocket expenses we incur because of the relocation. The term "Franchise Premises" will include the relocated business site; and

         F. you satisfy our then current franchise placement and demographics criteria, as expressed in the Operations Manual.

         1.6 You Will Not Advertise Outside Market Area. Except with our prior written permission, you will not place under any circumstances advertisements using the Service Marks in or originating from any other area other than the market area immediately surrounding the Franchise Premises, as outlined in the Operations Manual. All Internet marketing is part of our multi-area marketing programs described in the Operations Manual and defined below, and must be coordinated through us and approved by us. You may not market independently on the Internet or acquire an independent Internet domain name or web site. For the purposes of this Agreement, "Internet" means any one or more local or global interactive domain names. Unless the context otherwise indicates, Internet includes methods of accessing limited access electronic networks, such as Intranets, Extranets, and WANs.

         1.7 "You" Includes. For purposes of this Agreement "you" may be an individual, corporation, partnership, limited liability company or other legal entity. "You" includes any corporation, partnership, limited liability company, individual, combination of individuals, or other legal entity that owns a majority interest of you, or in which you own a majority interest. The term "you" will include all persons who succeed to your interest by transfer or by operation of law.

         1.8 Existence of Divergent Forms of Franchise Contracts. You acknowledge that we have offered ITEX brokerages to others in the past the terms of which may have varied materially from those set forth in this Agreement.

         1.9 Rights We Reserve. Except as otherwise provided in this Agreement, we retain the right, in our sole discretion and without granting any right to you to market to and service accounts that have not otherwise been assigned to you, for services irrespective of where the client is located or the trade is taking place. We operate a business using the ITEX System and intend to continue providing services throughout the United States and internationally.

         1.10 Nonexclusive. To encourage the unrestricted and ongoing development and possible expansion of the ITEX System and to increase market share/presence, greater client awareness, convenience to clients, possible increased advertising, leadership in establishing new systems, services and markets, and placing ITEX System franchises in a superior position with respect to competition in the industry, you are not granted any "exclusive territory" or any "exclusive", "protected" or "reserved" territorial or other rights. There is no limitation on our right to locate or consent to the location of other ITEX System franchises, businesses or other forms of distribution for any product or service of any type, regardless of the distance from, impact on or vicinity of, your business operations or the number of ITEX System businesses in an area or market.

Because growth and diversification of the ITEX System is intended to benefit both parties by enhancing the recognition, availability and goodwill of the ITEX System and the Service Marks, the lack of territorial rights is not deemed to be unfair to you or reflecting bad faith by us.

We reserve the right to market, solicit sales, and sell, lease, rent or otherwise dispose of ITEX products and services to any person or customer we want. These include national accounts, commercial customers, brokers, franchisees, end users or any other customer we may select. We may exercise our right directly or indirectly by or through independent contractors that may include franchisees, dealers, and brokers. You acknowledge that we have made no representation concerning exclusivity in any geographic territory or for any customer segment.

2.       PAYMENT OF FEES AND OTHER FINANCIAL REQUIREMENTS
         ------------------------------------------------

         2.1 Initial Franchise Fee. The Initial Franchise Fee is $10,000. It is paid in consideration of our sales expenses, administrative overhead, return on investment, and start-up costs related to the execution of this Agreement and the opening of the Franchise and for our lost or deferred opportunity to sell franchises in your market area to others. Contemporaneously with the execution of this Agreement, you have paid to us 25 percent of the Initial Franchise Fee. The remaining balance will be paid when you attend the mandatory training course described in Section 3.1, below.

As provided in Section 3, 75 percent of the Initial Franchise Fee is refundable if you do not pass the mandatory training program to our exclusive satisfaction.

         2.2 Revenue Sharing Payment Schedule. We will share revenue on payments made by Clients assigned to you, based upon payment amounts, schedules and processes outlined in the operations manual, as follows:

We will pay you $8 of the cash Association Fees actually collected from Clients assigned to you and $3 in ITEX Trade Dollars of the trade dollar portion of Association Fees actually collected from Clients assigned to you.

We will pay you 75 percent of cash received from Client Purchase/Client Sales Transaction Fees that is actually collected from Clients assigned to you.

We will pay you 50 percent of ITEX Trade Dollars received from Client Purchase/Client Sales Transaction Fees that is actually collected from Clients assigned to you.

You will be paid an additional 5 percent of collected cash Client
Purchase/Client Sales Fees actually collected from Clients assigned to you for those 4-week cycles in which you increase your total number of clients from the prior Cycle by 25 clients.

You will retain 100 percent of the enrollment fee you charge to Clients, subject to the set-up fee you are to pay us as outlined below.

We reserve the right to change Client fees from time to time in our sole discretion. Any change in fees will not affect your Commissions schedule, unless you agree in writing.

We will pay you the cash Commissions due, less any cash fees and obligations you then owe to us and less any of the deductions listed in Section 2.3, below, no later than the 35th day after the close of the 4-week cycle in which we receive the relevant Client cash fees. You will qualify for an advance payment on Commissions to become due if 70 percent or more of the Clients assigned to you are participating in the AutoPay program. Advance checks are paid 20 days after the close of each cycle.

You will not be entitled to any portion of any fee we change, which is not explicitly identified in this section as being subject to the Commissions payable to you.

You will not be paid any Commission on amounts due from Clients that are sent to an outside collection agency or for which we or our assigns commence legal action, arbitration proceeding or refereed mediation.

Your Collections Assistance.
----------------------------

                  1. We will bill and collect fees due from Clients, except the initial enrollment fees you charge. We at our option may send accounts with cash balances overdue for three consecutive cycles over to internal collections or to a collection agency. You may not refer any accounts of clients to a collection agency or initiate an action against them without our written consent and a written assignment of the claims.

                  2. You will make collection calls on each Client whose cash fees remain unpaid and overdue for a period of time longer than 28 days from the date of billing consistent with our collections policies. You will make personal visits as necessary to attempt collections from overdue Clients.

                  3. All funds you collect must be remitted immediately to us for deposit.

                  4. We may maintain and administer a bad debt reserve account for each broker area to defray and replace losses to the ITEX System from uncollectible client trade debts. The terms of the funds are set forth in the ITEX Trade Rules and ITEX policy. You have no interest in any bad debt reserve fund.

         2.3 Deductions. Cash amounts payable to you will be reduced by the ---------- following charges:


         A Marketing Fee of $1 per Client per cycle for each Client assigned to you.

         A Set-up Fee of $50 per Client for Clients who elect the AutoPay option on enrollment, or, a Set-up Fee of $100 per Client if not enrolled on AutoPay. The $50 fee for AutoPay clients is waived for the first 50 new clients or first 120 days of your franchise operation.

         Technology Fee will be assessed at the rate of $25 each cycle for every cycle after the first six.

         Cost of broker supplies you order from us which exceed the allowable limits on free broker supplies as published from time to time in our broker supplies price list.

         Any expenses you incur that we pay, although we are not obligated to pay any expenses for you.

These deductions may be increased or decreased as we reasonably specify in the Operations Manual. Any modification will be made uniformly for all similarly situated franchise brokers.

         2.4 Use of Marketing Fee and Advertising. We may use all contributions and any earnings from the Marketing Fee we receive from you in local, regional, national, Internet, or international advertising:

         to maintain, administer, research, direct and prepare advertising and promotional activities (including, among other things, the costs of preparing and conducting television, radio, magazine and newspaper advertising campaigns);

         direct mail and outdoor billboard advertising;

         marketing research and development;

         marketing surveys and public relations activities;

         development and maintenance of any Internet or e-commerce programs;

         marketing materials;

         decor and promotional materials;

         artwork; advertising services;

         training related to marketing, customer service and sales augmentation;

         production and distribution of periodic newsletters to provide you with industry news, suggestions, and advice on franchise operations; and

         our reasonable salaries, accounting, collection, legal and other costs related to all of the above.

Our internal artwork, advertising, promotion and newsletter production costs and associated administrative costs are paid from the Marketing Fees. These will be calculated at our cost as established from time to time.

We will use your Marketing Fee to place advertising in geographic areas, in media, at times and using products and services we deem to be in the best interest of our brokers, Clients and the ITEX System.

We will direct all regional and national advertising programs. We will have sole discretion over the creative concepts, materials, endorsements, placement and allocation of moneys for advertising. Marketing Fees also will be used to cover our costs of collecting and administrating the Marketing Fees we collect from our franchisees, including incurred legal fees.

We may create an advertising advisory board made up of independent ITEX franchisee brokers. They will make recommendations on your behalf as to types of advertising, promotion and public relations. We will use these and other recommendations which we feel are appropriate when drafting an advertising budget and program each year.

         A. Ethical Advertising. You will insure that all of your advertisements and promotions are completely factual and conform to the highest ethical advertising standards and our corporate indemnity standards. You will refrain from any advertising or promotions, which may be injurious to you or to us or to the goodwill associated with the Service Marks and the ITEX System.

         B. Your Advertising. You may develop and use advertisements at your sole cost and expense. You will submit to us for prior approval (at least five business days before intended use) all promotional materials and advertising you intend to use including newspaper, radio and television advertising, specialty and novelty items, signs, containers and clothing. Upon receipt of our written approval, you may use the advertising and promotional material. If we do not approve or disapprove of submitted material within five business days, that material is deemed approved.

         C. Optional Promotional Materials. We may, but are not required to, provide standard promotional and operational materials, including application forms, client transaction materials, magazines, brochures and other materials for use by you and others. We may charge you for orders of promotional and operational materials in excess of approved amounts. You are not required to order any materials. However, you must use a form of application we have approved.

         D. Telephone and Listings. You will maintain a business telephone line with a business listing in the local telephone directory. You must have a business telephone with a full-time answering service. You must have an e-mail address for the purposes of receiving and responding to e-mail from us.

         E. We May Return Funds to You or Use Funds for Regional Co-op Programs. We will have the right to expend all or any portion of the Marketing Fee for the following purposes:

                  for regional or local co-op advertising or promotional programs provided, however, that such programs will be available to all similarly situated franchisees; and

                  if in our sole judgment, you or any other franchisee is located in a geographic territory not adequately serviced by our national or regional advertising programs, we may rebate all or a portion of the Marketing Fee Payment paid by that franchisee for use by that franchisee for local advertising. Expenditures by that franchisee will be in addition to the local advertising requirements set forth in this Agreement.

         F. Establishment of Advertising Programs. At any time, we may create or modify advertising regions for the purpose of establishing regional advertising, marketing and promotional programs. We will promptly notify you and our other franchisees, of the establishment, modification and geographical boundaries of regional advertising regions. We may require all franchisees located within each geographic region to meet periodically for the purpose of creating and establishing regional advertising programs. Each franchise office and each brokerage office we own and operate will be entitled to one vote at these meetings. For the purpose of this subsection, each brokerage office we own will be deemed to be a franchise.

If at any meeting of the franchisees in an advertising region, 75 percent of the total number of franchisees in the region vote to contribute to a regional advertising program, all franchisees within that region will be obligated to make a contribution to a regional marketing fund in the amount established by the vote (the "Regional Marketing Fund"). No advertising region may require any franchisee in that region to make a contribution to a Regional Marketing Fund in excess of 3 percent of that franchisee's Gross Revenue.

We will administer each Regional Marketing Fund in the same manner, and upon the same terms and conditions as the Marketing Fee established above. Alternatively, in the Operations Manual we may specify that each Regional Marketing Fund will be administered by representatives elected by each region at a meeting we call for this purpose.

         G. Discount Programs. From time to time we may develop and market special discount or free membership or other incentive programs. You will have the right, but not the obligation, to participate in these programs. We will notify you of the creation and provisions of a discount or coupon program. Within five days after receipt of the notice, you will advise us whether or not you wish to participate in that program. If you notify us that you wish to participate, you will adhere to all provisions of the program. If you elect to be excluded from a program, we will have the right to advise consumers, by advertising, sales solicitation or otherwise, that you are not a participant. You will not be entitled to the benefits of that program. We will establish the discount or coupon programs in our sole discretion, and will not consult or confer with you or any other of our franchisees with respect to the nature, content or amount of any discount or coupon established pursuant to any program.

         H. Your Obligation to Advertise Locally. In addition to your obligation to contribute to the Marketing Fee each month, you will expend in your local market at least 3 percent of your cash and trade gross revenue to advertise and promote the franchise. All advertising, cash and trade, counts towards this requirement. You will report the nature, extent and amount of these local expenditures, in the form and at the times we require in the Operations Manual.

         I. You May Use Local Advertising Materials We Supply. From time to time, we may supply to you an Advertising Manual that will contain samples of local advertisements we approve. You can use the advertising materials contained in the Advertising Manual, and may not, without our prior written consent, place any advertisement, in any media, which materially varies from the form and content of the approved advertisements in the Advertising Manual.

         J. Approval of Your Local Advertising and Website and E-Commerce. You will submit to us all advertising copy and other advertising and promotional materials before you use them in your local advertising program. You will not use any advertising copy or other promotional material until we approve it

You specifically acknowledge and agree that any web site will be deemed "advertising" under this Agreement and will be subject to (among other things) our approval. (As used in this Agreement, the term "web site" means an interactive electronic document, contained in a network of computers linked by communications software, that you operate or authorize others to operate and that refers to the franchised business, proprietary marks, us or the Method of Operation. The term web site includes, but is not limited to, Internet and World Wide Web home pages.) In connection to any web site, you agree to the following:

         We will allow you to establish a web page as part of our web site.

         You will not establish or use the web site without our prior written approval.

         Before establishing the web site, you will submit to us a sample of the web site format and information in the form and manner we may reasonably require.

         In addition to any other applicable requirements, you will comply with our standards and specifications for web sites as prescribed by us from time to time in the Operations Manual or otherwise in writing or on a franchisee forum intranet system. If required by us, you will establish your web site as part of our web site and establish electronic links to our web site. Currently, these standards and specifications include:

                  You will use your formal legal name followed by "an independent franchised broker of ITEX Corporation" on your web site. You may not identify your business with a geographic location.

                  The link to our corporate home page may not appear in the frame of the Franchisee. All of your pages must have the following text clearly visible near the top of the page:

                           An independent brokerage office franchised by ITEX Corporation
                           ---------------

                  If we become an Internet service provider, we will offer "storage space" for the your home page if you do not have an Internet service provider as a Client.

         If you propose any material revision to the web site or any of the information contained in the web site, you will submit the revision to us for our prior written approval.

         You will use only approved key words, meta tags and titles pertaining to our industry. We will e-mail or respond via facsimile approved key words, meta tags and titles upon your request by e-mail or facsimile.

         An electronic link to our web site will be established and we will provide a reciprocal electronic link to your web site five days after approval or launching of your web site.

         You may only offer approved products or services on your web site. Any web site changes made without our approval will put you in default of this Franchise Agreement.

         You will turn ownership and control of the web site over to us upon expiration or termination of this Agreement, regardless of the reason for the expiration or termination.

                  We retain the sole right to market on the Internet, including all use of web sites, domain names, URL's, linking, meta-tags, advertising, auction sites, e-commerce, and co-branding arrangements. You will provide us content for our Internet marketing, and follow our Intranet and Internet usage requirements. We also retain the sole right to use the Service Marks on the Internet, including on web sites, as domain names, directory addresses, meta-tags, and in connection with linking, advertising, co-branding, and other arrangements. We retain the right to approve any linking or other use of our web site. You may not establish a presence on or market using the Internet except as we may specify, and only with our prior written consent. We intend that any franchisee web site be accessed only through our home page.

                  If you want to independently advertise or promote in any media (including the Internet), you must obtain our prior written approval, except when using materials and media previously approved by us.

The Operations Manual may be delivered to you by hard paper copy, computer diskette, CD-ROM, via an Intranet or other downloading mechanism to your computer or via another medium chosen at our discretion.

         K. Trademark and Copyright Notices. You will use the Service Marks in strict conformity to the Operations Manual and will include in any advertisement, or promotional materials which use the Service Marks trademark notices as are required by the Operations Manual. All copyrighted materials we supply to you or otherwise used by you in connection with the Franchise will contain copyright notices as required by the Operations Manual.

         2.5 You Will Pay Taxes and Indebtedness. You will pay all taxes, assessments, liens, encumbrances, accounts, and other debts, regardless of their nature, assessed against you, the Franchise Premises, or inventory, materials, fixtures, and equipment used in the Franchise. Payment will be made when due and before delinquent except when being contested in good faith by appropriate proceedings. If we are charged with any tax by the authorized taxing authority of any state or political subdivision, including taxes on sales made to or licenses granted to you, or sales made by you at the Franchise Premises, you will pay these taxes.

         2.6 Sums To Be Paid Promptly. You will not set off any claim for damages or money due to you from us against any payments to be paid by you to us under this Agreement or any related agreement between the parties. No endorsement or statement on any check or payment of any sum less than the full sum due from you to us will be construed as an acknowledgment of payment in full or as an accord and satisfaction. We will have the right to accept any check or payment without prejudice to our rights to recover the balance due or to pursue any other remedy available to us. Nothing contained in this Agreement obligates us to accept any payments after due or to commit to extend credit to or otherwise finance your operation of the Franchise.

         2.7 Records. You will keep a complete and accurate set of books and records of the operation of your franchise, produce monthly financial statements in accordance with generally accepted accounting principles and practices for each calendar month and furnish copies of these statements to us within 30 days after the end of each quarter.

You will furnish to us as outlined in the Operations Manual itemized reports of your business activities. This report must be certified by you to be true and correct. The report will be in the form and will include such supporting documentation as we may reasonably demand from time to time.

You will keep records of all business done and revenue received through your franchise. You will date, file in consecutive order, retain for a period of five years, and make available to us for inspection and audit all of your records.

You will submit to us a list of all shareholders, members, partners or other owners of your franchise business and the respective interests held by each as of the end of each fiscal year. The required report will be submitted to us within ninety days after the end of your fiscal year.

         2.8 Audits. We may audit your reports, books, statements, business records, cash control devices and tax returns at any time during normal business hours. Audits will be conducted at our expense unless you understate by more than 2 percent or you fail to deliver any required report or any required financial statement. In the event of an understatement or failure to deliver, you will reimburse us for all audit costs. These will include, among other things, the charges of any independent accountant and the travel expenses, room, board, and compensation of our employees incurred in connection with the audit.

         2.9 You are to Pay all Franchise Costs. All the costs of the franchise, including opening and operating costs, will be your sole obligation. We will have no costs, liability or expense whatsoever with respect to your opening and operation of your franchise. You will not use or employ the Service Marks in performing any activity or incurring any obligation or indebtedness in a manner that could result in making us liable for them.

         2.10 Attendance at Conventions. We hold conventions for the independent franchisee brokers and trade associates that make up the ITEX broker system. You will attend the ITEX Annual Convention and any Regional Convention for the region where you are located. These conventions may be held at a different location each time. They include programs on sales and marketing techniques, performance specifications, advertising programs, training suggestions, and committee elections, among other things. Your attendance at each convention is strongly encouraged. You will bear all expenses of attending, including travel, lodging, meals and entertainment. For any annual convention that you do not attend, we may deliver to you and you will pay us for video cassette recordings of the activities of convention. The price for the video cassettes for each convention will be established by us from time to time but will not be less than $500.

3        TRAINING
         --------

         3.1 Mandatory Training. We will provide a mandatory training course for you or your franchise manager at a location we will designate. This training course will cover all aspects of the operation of the Franchise, including financial controls, marketing techniques, service methods, deployment of labor, and maintenance of quality standards. The training course will be not less than four days long. This training will take place at our headquarters or another location we chose. You or the manager will complete the course no later than two weeks prior to opening the Franchise for business. You or the manager must complete this mandatory training program to our exclusive satisfaction or we may terminate this Agreement upon refunding 75 percent of the full Initial Franchise Fee. You are encouraged to begin training before incurring any costs or expenses related to the planned opening of the Franchise. We will not be liable for any costs or expenses you incur if we terminate this Agreement because you or your manager fails to satisfactorily complete the mandatory training course.

You will pay the transportation, board and lodging expenses you and your employees incur related to this training.

If the Franchise is managed by any persons other than you, you will notify us of these managers. Each manager you hire must successfully complete the mandatory training program within one month after being hired. You will bear all costs of the training, including a reasonable training fee at our then current rates.

         Individuals:

         If you will be operating your franchised business as an individual, you must devote your full time and best efforts to the day to day operation of your franchised business with no operational or management commitments in other businesses except other franchises offered by us. You may however, continue to operate such other businesses, (if any), in which you are engaged as of the date of this Agreement, that are family owned. If you continue to operate other businesses, you must employ separate personnel for the businesses, market services under one or more trading designations separate from the Service Marks, maintain separate offices and customer reception space and have the personnel related to such other businesses wear apparel that does not feature any of the Service Marks.

         Partnerships:

         If you will be operating your franchised business as a partnership, one or more partners must participate in the actual day to day operation of your franchised business or you must have in your employ a manager who runs your day to day operations. The partner or partners who are in charge of running your franchised business or your manager must have successfully completed our training course.

         Corporations, Limited Liability Companies:

         If you will be operating your franchised business as a corporation, limited liability company or other legal entity, you must have in your employ a general manager. This general manager can be you, any member of your board, an officer of your corporation or member of your limited liability company. The general manager who is in charge of running your franchised business must have successfully completed our training course.

         Managers/Training:

         No matter what form of business you decide to use, the person assigned to running the day to day operations of the business must have completed our training course. Anyone in your employ who is a manager or crew leader of your franchise operations must also have completed our required training course.

         3.2 Supplemental Training. At your option and upon not less than 35 days' prior written notice to us, you may receive additional training at our training center or at other agreed upon locations. All expenses of this training will be borne by you, including but not limited to your travel, lodging, meals, compensation, and our reasonable costs and expenses including a reasonable training fee at our then current rates.

This additional training consists of visits to our franchises, office work experience and observation of franchise operations. The duration of training is negotiable depending upon your needs. You will not receive any compensation for services rendered by the trainee during this or any other training.

From time to time we may provide refresher training programs or seminars and may require that you or your managers attend and complete them to our satisfaction. These programs and seminars will be held at locations we designate and will be provided without charge to you. You may be exclusively responsible for paying all travel, living and other expenses and compensation of attending these programs and seminars. Each year, you or the designated managers of your Franchise will be required to attend up to 40 hours of programs and seminars, depending upon program and seminar availability.

4        COMMENCEMENT OF OPERATIONS
         --------------------------

         4.1 Time to Complete Training and Commence Operation. You will immediately proceed with your best efforts, skills and diligence to open and begin commercial operation of your ITEX independent trade broker franchise. You or your manager will complete to our exclusive satisfaction the mandatory training defined above and commence full and continuous operation of the franchise within 120 days after execution of this Agreement. Prior to commencing operation, you will procure all necessary licenses, permits, improvements and ITEX business forms. Any failure to commence operation caused by a war or civil disturbance, a natural disaster, a labor dispute, shortages or other events beyond your reasonable control will be excused for a period of time that is reasonable under the circumstances.

If this commencement of operation obligation is not fulfilled, we may terminate this Agreement without any refund of the Initial Franchise Fee.

         4.2 You Are to Obtain Permits and Licenses. Prior to commencing business operations, you will obtain all local permits and licenses necessary to operate the Franchise.

         4.3 Lease Assumption and Real Property Security Assignments. Unless otherwise agreed in writing, any lease you enter into will provide that you may assign that lease to us without penalty or charge. The lease will further provide that upon termination or expiration of this Agreement, we will have an option, exercisable within thirty days after termination or expiration, to be substituted for you in all respects under the lease and to sublease the premises to another franchisee. You will deliver to us a true copy of the lease and any additions or amendments to it promptly after they are executed.

Any lease or sublease of the Franchise Premises will contain substantially the following provisions:

                  A. Anything contained in this lease to the contrary notwithstanding, lessor agrees that without lessor's consent, this lease and your right, title and interest, may be assigned by you to us or our designee, without cost or penalty.

                  B. You agree that lessor may, upon our written request disclose to us, all reports, information or data in lessor's possession respecting sales made in, upon or from the leased premises.

                  C. Lessor will give written notice to us (concurrently with the giving of notice to you) of any breach by you under the lease. We will have the right, in our sole discretion, to cure any breach at your expense. Notice will be sent to the address we may, from time to time, specify in writing to lessor.

If we cure any breach by you under the lease or sublease, the total amount of all costs and payments we incur in effecting the cure will be immediately due and owing by you to us.

5        FRANCHISE STANDARDS OF OPERATION
         --------------------------------

         5.1 Operations Manual, Trade Exchange Rules, Supplies, Plans and Specifications, and Public Relations. Continuous efforts to maintain, update and improve the Method of Operation are essential. The developments we will make for the benefit of the ITEX System and our independent trade broker network are contemplated throughout the term of this Agreement. The continuous development of the Method of Operation in this manner is an important and beneficial aspect of the relationship you want to have with us. We agree to lend to you a copy of the ITEX Operations Manual once you have paid to us the Initial Franchise Fee, in full. The Operations Manual describes the Method of Operation, including specifications, standards, operating procedures, accounting and bookkeeping methods, marketing ideas, trade exchange requirements and control techniques, plans and specifications, fixture and decor requirements, co-branding requirements, public relations suggestions and other rules that we may prescribe from time to time. The Operations Manual is and will remain confidential and our exclusive property. You will not disclose, copy or duplicate any part of the Operations Manual for any reason. The Operations Manual, in part, may consist of confidential:

         (i) manual or manuals, and

         (ii) any Intranet or password protected portion of an Internet site, and

         (iii) any other embodiment of the Methods of Operation, including notices of new standards and techniques, and

         (iv) any amendments, supplements, derivative works, and replacements; whether embodied in electronic or other media.

We develop minimum requirements for barter transactions, supplies, stationery, business forms, advertising, office layout, plans and specifications, materials, fixtures and signs, among other things. These requirements are outlined in the Operations Manual. From time to time we may amend the Operations Manual, including changes which may affect minimum requirements for your franchise operations. You will strictly adhere to the requirements of the Operations Manual as we amend it from time to time. You will implement immediately all changes at your cost, unless we otherwise specify. We reasonably may restrict you from producing, stocking, and selling certain goods and services as specified in the Operations Manual.

You must purchase items that bear the Service Marks from us or suppliers we approve. Proprietary items and supplies may be private labeled by us. We retain the right to make a reasonable profit on any items, supplies and materials you buy from us. We may also make a reasonable profit on supplies we purchase in bulk quantities and sell to you. We may obtain money, goods, services, or other benefits from persons and entities with whom you do business, on account of that business with you. These may include rebates, refunds, commissions, co-operative payments or discounts.

There are no required quotas as to quantity of purchases you must make from us or from approved vendors. You must only have enough supplies on hand to meet customer demand. If you elect to purchase equipment, inventory, and supply items from us at our then current prices, payment must be made when you place your order. The items we offer may include among other things equipment, merchandise, and supplies that bear the Service Marks.

Any products and goods sold, licensed, or leased by or through us to you will be sold, licensed, or leased in accordance with the terms expressly set forth in the Operations Manual or as otherwise provided for in writing by us or the manufacturer of the products and goods. EXCEPT AS EXCLUSIVELY SET FORTH IN WRITING AND SIGNED BY US, WE MAKE NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE PRODUCTS AND GOODS, AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT RESTRICTED TO, THE IMPLIED WARRANTY OF TITLE AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED. UNDER NO CIRCUMSTANCES WILL OUR LIABILITY IN CONNECTION WITH ANY PRODUCTS OR GOODS EXCEED THE DOLLAR AMOUNT OF THE PURCHASE PRICE OR LICENSE FEE PAID BY YOU FOR THE PRODUCTS OR GOODS. IN NO EVENT WILL WE BE LIABLE TO ANY PARTY, INCLUDING BUT NOT LIMITED TO, YOU AND YOUR CUSTOMERS, FOR ANY TORT DAMAGES OR INDIRECT, SPECIAL, GENERAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR ANTICIPATED PROFITS AND LOSS OF GOODWILL, ARISING IN CONNECTION WITH THE USE (OR INABILITY TO USE) THE PRODUCTS OR GOODS FOR ANY PURPOSE WHATSOEVER, EVEN IF WE ARE AWARE OR HAVE BEEN ADVISED OF THE POSSIBILITY OF POTENTIAL LOSS OR DAMAGES.
--------------------------------------------------------------------------------

We will not be liable to you if we are unable to deliver equipment, inventory or supply items to you because of any loss, damage, or delay caused by strikes, riots, fire, insurrection, war, elements, embargoes, failure of carriers, inability to obtain transportation facilities, forces majeure, acts of God or of the public enemy, or any other cause beyond our control.

You will purchase all products, supplies and materials required for the operation of your franchise from manufacturers, suppliers or distributors approved by us. All specifications that we require of you and lists of approved suppliers will be included in the Operations Manual. We will use our best judgment to set and modify specifications in order to maintain the integrity and quality of the ITEX franchise system.

You must sell, offer for sale, distribute or deliver only such services and products that meet the specifications and standards of quality and quantity in the Operations Manual. You must sell or offer to sell all approved items and services. You must refrain from deviating from our standards and specifications and must discontinue selling or offering for sale any such items or services as we may, in our discretion, disapprove in writing at any time.

With advance written notice, you may request our approval to obtain products, supplies or materials from sources that we have not previously approved. We may require you to give us sufficient information, photographs, drawings, samples and other data to allow us to determine whether the items from these other sources meet our specifications and standards, as established from time to time. These specifications and standards will relate to quality, texture, composition, strength, finish and appearance, and the suppliers' capacity and facility to supply your needs in the quantities, at the times, and with the reliability necessary for efficient operation. We may require that samples from any supplier be delivered to a designated independent testing laboratory for testing prior to approval and use. You will reimburse us for the actual cost of the tests. We will license any supplier, that can meet or exceed our quality control and confidential formula requirements and standards, for a reasonable license fee, to produce and deliver products to you but to no other person. Our confidential manufacturing requirements, equipment, designs, systems and formulas will be disclosed to potential suppliers only after we have received reasonable evidence that the proposed supplier is trustworthy and reputable; has the capacity to consistently adhere to our standards, requirements and testing procedures; will maintain the confidentiality of the designs, systems and formulas; and will adequately supply your reasonable needs. We may require a Confidentiality and Non-Disclosure Agreement signed by the proposed supplier prior to release of any confidential information. We will not unreasonably withhold approval of a supplier you propose. We will notify you in writing of the approval or disapproval of any supplier you propose.

From time to time we or our agents may inspect any proposed or approved manufacturer's, supplier's or distributor's facilities and products to assure proper production, processing, packaging, storing, and transportation. Permission for inspection will be a condition of our continued approval of any manufacturer, supplier or distributor. Should we determine from any inspection that a manufacturer, supplier or distributor fails to meet our specifications and standards, we will give written notice describing this failure to you and to the manufacturer, supplier or distributor, together with a notice that unless the failure or deficiency is corrected within thirty days, the manufacturer, supplier or distributor will no longer be approved.

Pursuant to the Method of Operation, we will:

               1. Record, track and account for all trade transactions among ITEX clients and brokers through a computerized system of record keeping.

               2. Provide you access to our national directory of clients by means of the ITEX OnlineSM System.

               3. Provide a toll free line for clients to secure transaction authorizations for proposed trade transactions.

               4. Provide a clearinghouse function for international transactions involving a seller or buyer outside of the U.S. We have pre-set credit lines on clearing accounts for international licenses. A transaction may be declined if these limits are exceeded even if an individual ITEX client's account is in good standing.

               5. Regulate quality standards for products and services provided throughout the ITEX trade exchange.

               6. Maintain proper administrative, accounting, and inventory controls to support the ITEX trade exchange.

               7. Conduct or facilitate ongoing research and development of new training programs, procedures, products, techniques, and other enhancements to the ITEX System.

5.2 Standards to Be Maintained. You will follow the Method of Operation and maintain standards of service that we prescribe.

         A. You will operate the Franchise in a clean, orderly, and respectable manner in strict compliance with this Agreement and the Operations Manual. The Franchise Premises will be used only as a ITEX brokerage office. You will only use signs, fixtures, equipment, materials, products, decor, plans and services that conform to our specifications to conduct the Franchise. Among other things, you will:

               1. Sell ITEX services to your clients and to aggressively promote, facilitate and encourage trade activity among all ITEX clients.

               2. At all times, your employees must be under the direct, on location supervision of you or a trained and competent broker acting as a full-time manager.

               3. Maintain the accuracy of the ITEX computer directory system to provide up-to-date information on the clients assigned to you. You will produce directories of your clients for the use of all clients of the ITEX System upon the reasonable request of any client. You will identify all trade accounts you control. Your accounts will not exceed ten percent of your total client accounts.

               4. Insure that all of your employees are adequately trained in the use of the ITEX System and remain competent, conscientious and qualified to render services to your clients;

               5. Work with all ITEX Clients in a professional, courteous and responsible manner, and not engage in any behavior nor make any representations we reasonably determine to reflect negatively on us or our good will.

               6. Provide services and other business information to us in the format we request. All information provided must be, to the best of the your knowledge, complete, trustworthy and accurate.

               7. Offer education programs for your assigned clients, such as regular educational meetings, monthly breakfast meetings, orientation meetings and other forums for client education.

               8. Assist clients to obtain and complete trade transactions regardless of the location and assist in locating ITEX brokers, as appropriate, to facilitate the trades. You will facilitate reciprocal trade with other ITEX brokers whose clients wish to trade with clients assigned to you.

               9. Advise all clients that trade transactions are taxable and clients should seek appropriate legal, accounting and tax services for advice of the tax treatment of trade transactions. You acknowledge that all trade transactions and Commissions earned on transactions are subject to income taxation.

               10. Not sell, assign, give or transfer ITEX Trade Dollars to any person or entity, which is not an ITEX Client, International Client or broker. We will not honor ITEX Trade Dollars transferred in violation of this requirement.

               11. Not, for any reason, use, buy, sell or in any way transact business through a Client account other than the one we assign to you unless the Client owning the account appoints you as the Client's attorney-in-fact pursuant to a power of attorney valid in the jurisdiction where the Client resides. A copy of that power of attorney must be provided to us before you trade pursuant to the power of attorney.

               12. Strictly comply with the Trading Rules of the ITEX Retail Trade Exchange when trading on your own account. You will disclose that you are acting as a Client when trading for your own account.


         B. You will maintain signs approved by us on the Franchise Premises. These signs must comply with local sign ordinances, regulations, and bylaws. The signs will describe the premises only as an ITEX brokerage.

         C. We may enter upon the Franchise Premises at reasonable times to verify your compliance with the terms of this Agreement. To do so, we may:

               1.   Inspect the Franchise Premises;

               2. Observe your operation of the franchise business for any consecutive or intermittent periods we deem necessary;

               3.   Interview your personnel and customers; and

               4. Inspect and copy any books, records and documents related to the operation of the franchise and any other franchise information we may require.

You will cooperate fully with us and our agents in connection with these inspections, observations and interviews.

         D. You will comply with all applicable ordinances, regulations, bylaws, laws and statutes. You will not permit unlawful activities on the Franchise Premises and will not sell, exchange, offer, hold, show, rent, or permit to be sold, exchanged, offered, held, shown, or rented any material or service you know or reasonably suspect to have been obtained in violation of law or to be otherwise illegal.

You will secure and maintain in force all required licenses, permits and certificates relating to the operation of the Franchised Business and will operate the Franchised Business in full compliance with all applicable ordinances and regulations, including without limitation, all government laws and regulations relating to occupational hazards and health, EEOC laws, Americans with Disabilities Act, copyright laws protecting owners of artistic works, consumer protection, trade regulations, workers compensation, unemployment insurance and withholding, and payment of federal and state income taxes, social security taxes and sales, use and property taxes.

         E. You will not install or use any vending machines, juke boxes games or musical devices on the Franchise Premises without our prior written approval.

         F. You will not sell or dispense any products or services or activities other than those we specifically recognize and approve in writing.

         G. We may employ professional shopping services to monitor your compliance with this Agreement.

         H. You, at your expense, will maintain the interior and exterior of the Franchise Premises and equipment and furnishings in good repair, attractive appearance and sound operating condition in compliance with the Operations Manual. At our request, you will make necessary repairs to the Franchise Premises in order to maintain uniform appearance and to protect the reputation of the Service Marks. You will commence all repairs and changes within a reasonable time after notice from us, and you will proceed with due diligence until completion.

If you do not maintain the Franchise Premises as required, after notice to you, we at our option, may make the necessary maintenance and repairs and charge the cost to you. If we make or direct the making of repairs, we will not incur any liability to you, including but not limited to, liability for interruption of your business during the course of making the maintenance and repairs.

         I. You will keep your franchise open Monday through Friday during normal business hours, except holidays we designate, during the hours specified or approved in writing by us or required by the lease of the premises on which the Franchise is operated. We may change these requirements from time to time as designated in the Operations Manual.

         J. At all times you will insure that your copy of the Operations Manual and any other manuals given to you are kept current and up to date. In the event of any dispute as to the contents of the Operations Manual, the terms of our master copies maintained at our principal place of business will be controlling.

         K. You are aware that ITEX Corporation is a publicly traded corporation. You, your affiliates and your employees, will not purchase or sell any shares of common stock of ITEX Corporation in the open market as long as you possess material information not previously disclosed to the public.

         5.3 Service Marks, Operations Manual, and Method of Operation Are Our Exclusive Property. You agree that the Service Marks, Operations Manual, and Method of Operation are our sole and exclusive property. Nothing in this Agreement or any other agreement will give you or others any right, title, or interest whatsoever in or to the Service Marks, Operations Manual, or Method of Operation. Your license to use the Service Marks is non-exclusive. We, in our sole discretion, may operate under the Service Marks and may grant licenses to others to use the Service Marks on any terms and conditions we deem appropriate. We will make reasonable efforts to protect your rights to use the Service Marks. In those states and nations where applicable, You agree to execute on request all documents necessary to record you as a registered user of the Service Marks. You will not use the Service Marks as part of any electronic mail address or in any electronic mail message except in accordance with the Operations Manual and only for purposes of the Franchise.

You will immediately notify us of any infringement of, or challenge to, your use of the Service Marks. We will have sole discretion to take or not to take action, as we deem appropriate. If we undertake the defense or prosecution of any litigation involving you or any litigation involving the Service Marks, you agree to execute any and all documents and to do all acts and things, that in the opinion of our counsel are necessary or advisable to carry out the defense or prosecution. This may be done either in our name or in your name, as we will elect. you will modify or discontinue use of any franchise names or Service Marks, or will use one or more substitute names or marks, if we so direct in writing at any time. Our sole obligation in this event will be to reimburse you for your tangible costs in complying with our direction (i.e., cost of changing signs, stationery, etc.). Under no circumstances will we be liable to you for any other damages, costs, losses, rights, or detriments related to any modification, discontinuance, or substitution. All obligations or requirements imposed upon you relating to the Service Marks will apply with equal force to any modified or substituted names or marks.

You will not contest, directly or indirectly: our ownership, title, right, or interest in the Service Marks, the Operations Manual, or the Method of Operation; or our exclusive right to register, use, or license others to use the Service Marks, Operations Manual, and Method of Operation. You will not advertise or use the Service Marks without following our then current guidelines and requirements. These may include, but will not be limited to, the placement of appropriate (C) or (R) copyright and registration marks or the designations TM or SM, where applicable.

Any and all goodwill associated with the Service Marks, including any goodwill that might be deemed to have arisen through your activities, will accrue directly and exclusively to our benefit, except as otherwise provided by applicable law. You appoint us as your agent and attorney-in-fact to amend or cancel any Registered User or Business Name filings obtained by you or on your behalf that involve or pertain to the Service Marks.

You will not use the Service Marks on products or services that come from any source other than us or sources we approve in writing except for products you prepare or produce pursuant to the Operations Manual and the Method of Operation.

         5.4 You Will Not Use Names or Marks in Combination. Except as provided in this Agreement, you will not use or give others permission to use the Service Marks, or any colorable imitation of them, combined with any other words or phrases. You and your owners, officers, and agents will not form or participate in the formation of any company, firm, corporation or other entity having a name containing the words of the Service Marks. You may not combine or associate any name or symbol of the Service Marks with any other name or word in any advertising or sign. The Service Marks must be used in exact conformity with specifications we set in the Operations Manual.

         5.5 Service Marks, Operations Manual, and Method of Operation May Be Changed. You acknowledge that the Service Marks, Operations Manual and Method of Operation, including any future amendments or modifications to them, have substantial value, and that the conditions, restrictions, covenants not to compete, and other limitations imposed by this Agreement are necessary, equitable, and reasonable for the general benefit of you, us, and others enjoying any lawful economic interest in the Service Marks, Operations Manual, and Method of Operation.

We may change or modify any part of the Service Marks, Operations Manual, or Method of Operation from time to time at our sole discretion. You will accept, use, and protect, for the purposes of this Agreement, all changes and modifications as if they were a part of the Service Marks, Operations Manual, and Method of Operation at the time this Agreement is executed. You will bear all costs and expenses which may be reasonably necessary as a result of such changes or modifications. Under no circumstances will we be liable to you for any damages, costs, losses, or detriments related to of these changes or modifications.

Complete and detailed uniformity of the Service Marks, Operations Manual, and Method of Operation under the varying conditions to be experienced by our franchisees may not be possible or practicable. Therefore we reserve the right, at our discretion, to accommodate your special needs, or those of any other of our franchisees. These needs may result from the peculiarities of a particular site or location, density of population, business potential, populations of trade area, existing business practices, requirements of local law or local customers, landlord requirements, or any other condition which we deem to be important to the successful operation of the franchisee's business. From time to time, we may allow certain franchisees to depart from normal system standards and routines to experiment with or test new products, equipment, designs and procedures. In no event will any variance or testing be deemed a waiver of any of our rights, or an excuse for you to not perform any of your duties under this Agreement. We may require you at any time to commence full compliance with the Operations Manual and the Method of Operation. We will not be required to grant any variance to you under any circumstances.

         5.6 You Will Not Communicate Confidential Information. You specifically acknowledge that you will receive valuable specialized and confidential information, including information regarding our operational, sales, promotional and marketing methods and techniques and the Method of Operation. You agree not to copy, download to internet, intranet, modem, fax, e-mail, mail or send any confidential material or divulge any material directly or indirectly to any other person or enterprise outside of the ITEX System. During the term of this Agreement and after it expires or is terminated, you will never communicate, fax, e-mail, post on an internet electronic bulletin board, divulge or use in any other manner, either for your benefit or the benefit or any other person, persons, partnerships, associations, companies or corporations any confidential or proprietary information, knowledge or know-how concerning the Method of Operation or any information we have communicated to you in written, verbal or electronic form, including intranet passwords, for the operation of your franchised business.

The Method of Operation includes valuable confidential information. You agree to not communicate or divulge the contents of our Operations Manuals or any other information related to the Method of Operation or to the operation of the Franchise or our franchise system to any person or entity except those we authorize in writing to receive the information. You agree that these contents and information are confidential. They include information that is our exclusive property, and you may only use them in the Franchise subject to the provisions and duration of this Agreement. You agree to fully and strictly adhere to all security procedures we prescribe for maintaining the secrecy of the information. You agree to disclose information to your employees only to the extent necessary to perform the franchise business.

The Method of Operation is a technologically advanced program of accounting, identification procedures, management systems, techniques and business operations and systems that would, if used by other persons, firms or entities, give a substantial competitive advantage which we presently enjoy. Any and all information, knowledge and know how, not generally known about the Method of Operation and our products, services, standards, specifications, systems, procedures and techniques, and any other information or material that we may designate as confidential, will be deemed confidential for purposes of this Agreement. This will not apply to information which you can demonstrate came to your attention prior to disclosure by us, or which is or has become a part of the public domain through publication or communication by others.

You will require as a condition of the employment of your employees that they maintain and protect our confidential and proprietary information, including the signing of a confidentiality agreement. You must follow our security procedures, which may include the execution of approved nondisclosure agreements, and Intranet and Internet usage agreements. You will be responsible to enforce these covenants and agreements by your employees. These covenants are for the benefit of us and the ITEX franchise system and are enforceable by us. If you become aware of any actual or threatened violations of these covenants by any of your employees, you will promptly and fully advise us in writing of all related facts known to you. You will cooperate with us in all ways we reasonably request to prevent or stop any violation. This may include institution or permitting to be instituted in your name any demand, suit or action that we determine is advisable. The demand, suit or action may be maintained and prosecuted by you and us at your expense.

You will obtain legally enforceable written agreements, in a form we approve, from or otherwise assure that you and all your agents, employees, consultants, partners, owners, members, officers, directors, and shareholders and other persons in your control, to whom any information is communicated, keep, preserve, and protect all confidential information.

This section contains prohibitions based upon an understanding that you, your key employees, your officers, your partners, your employees, members and stockholders (as applicable) will possess knowledge of business and operating methods and confidential information, disclosure of which would prejudice our interests and our other franchisees.

If you engage in any barter or trade exchange within two years of the expiration, termination or transfer of this Agreement, you will prove to us that you have not used our confidential information in that business. This two-year period is not intended to limit the duration of your obligation to preserve the confidentiality of the information and to not use the information after expiration, termination or transfer of this Agreement.

         5.7 Conflicting or Competing Interests. You will diligently, faithfully, and honestly perform your obligations pursuant to this Agreement. You will use your best efforts to develop, promote and enhance your ITEX franchise. You will not engage in any activity or business enterprise that conflicts with these obligations.


During the term of this Agreement, neither you nor your owners, shareholders, members, partners, directors, officers, employees, consultants, distributors, or agents, nor the members of your or their immediate families or households (who have access to or knowledge of the Operations Manual or Method of Operation), will directly or indirectly participate as an owner, shareholder, member, partner, director, officer, employee, consultant, franchisor, franchisee, distributor, advisor or agent, or serve in any other capacity in any business engaged in the sale or rental at wholesale or retail or on the Internet of retail trade, barter transactions or any form of trade or barter membership system products or services or any business that offers products or services that are essentially the same as, or substantially similar to, the products and services that are part of the Method of Operation. We may waive this covenant only in writing.

You will assure that you and your owners, directors, officers, partners, shareholders, members, employees, consultants, and agents, during the term of this Agreement and for a period of two years after expiration or termination of this Agreement do not:

     divert or directly or indirectly attempt to divert any of our business or any ITEX client to any competing establishment;

     undertake or attempt to solicit or otherwise agree privately with clients or international clients to provide consultation or support related to any trade, barter or alternative currency program, other than through the ITEX System or otherwise attempt to circumvent the ITEX System;

     employ or seek to employ any person we employ or any other person who is at that time operating or employed by or at any of our franchises or otherwise directly or indirectly induce these persons to leave their employment; nor do or perform, directly or indirectly, any other act injurious or prejudicial to our goodwill associated with the Service Marks and Method of Operation

If, for any reason, any provision set forth in this Subsection is determined to exceed any lawful scope or limit as to duration, geographic coverage, or otherwise, it is agreed that the provision will nevertheless be binding to the full scope or limit allowed by law or by a court of law. The duration, geographic coverage and scope allowable by law or court of law shall apply to this Agreement.

The provisions relating to interests in any other business will not apply to your ownership of outstanding securities of any corporation whose securities are publicly held and traded. Provided that you hold these securities for investment purposes only and that your total holdings do not constitute more than five percent (5%) of the outstanding securities of the corporation.

You will obtain written covenants from your owners, shareholders, members, partners, directors, officers, employees, consultants, distributors, and agents in a form satisfactory to us that these persons will comply with the provisions of this Section.

         5.8 Computer Systems. You will obtain computer equipment compatible with our computer technology. You will use it to integrate Clients' accounts by using the accounting system software and procedures provided and established by us. You will communicate with us and with other ITEX brokers and Clients within the ITEX System using our established communication guidelines and forms.

     A. You are granted a non-exclusive license to use our software programs and related procedures during the term of this Agreement. All software programs and related procedures remain our property. They include trade secret and confidential information, which you must maintain in strict confidence.

     B. You will not use the procedures or software for any purpose or party other than those associated with us, the ITEX System and your trade brokerage business.

     C. You will execute and be bound by all software licenses we require. We, in our sole discretion, may charge a license fee for some or all of the licenses we grant. A list of all licenses and any license fees in connection therewith is found in the Operations Manual.

E-PROBLEM DISCLAIMER: Computer systems are vulnerable in varying degrees to computer viruses, bugs, power disruptions, communication line disruptions, Internet access failures, Internet content failures, the Year 2000 problem and similar date-related problems, and attacks by hackers and other unauthorized intruders ("E-Problems'). We have taken reasonable steps so that E- Problems will not materially affect our business. We do not guarantee that information or communication systems that we or others supply will not be vulnerable to E-Problems. It is your responsibility to protect yourself from E-Problems. You should also take reasonable steps to verify that your suppliers, lenders, landlords, customers, and governmental agencies on which you rely, have reasonable protection from E-problems. This may include taking reasonable steps to secure your systems (including firewalls, password protection, and anti-virus systems), and to provide backup systems.

         5.9 Working Capital Requirements. At all times during the term of this Agreement, you will maintain and employ as much working capital as may be required to enable you to properly and fully perform all your duties, obligations, and responsibilities.

6        RENEWAL, TERMINATION AND STEP-IN RIGHTS
         ---------------------------------------

         6.1      Renewal of Franchise.
                  ---------------------

         A. If you are not in breach, you may renew the Franchise for periods of 5 years under the terms of our then current Franchise Agreement forms. "Then-current," as used in this Agreement and applied to our Uniform Franchise Offering Circular will mean the form then currently provided to prospective franchisees or area developers, or if not then being provided, then the form we select in our sole discretion which previously has been delivered to and executed by a franchisee of ours. You will exercise your renewal option by giving written notice to us. The notice must be given at least three months, but no earlier than six months, before the end of the franchise term established by this Agreement.

There is no fee for renewal of the Franchise. The renewed Franchise Agreement will be evidenced by you signing the Franchise Agreement forms we then are using. These forms may vary materially from this Agreement. Commissions, Marketing Fees, Local Advertising Contributions and other fees will be set at the then prevailing rates and terms. Your failure or refusal to execute the Renewal Franchise Agreement forms within thirty days after delivery to you may be regarded as an election by you not to renew. Upon renewal, the Franchise Premises must remain located in the geographical territory designated in this Agreement.

You will reimburse us for our reasonable out-of-pocket costs concerning the renewal.

You must execute a general release, in a form we prescribe, following applicable law, to release us from any claims you may have against us.

Before renewal, you or your designated manager will attend and successfully complete any retraining program we prescribe in writing. This will be done at your expense, including travel, meals, lodging, and our then current training fee.

                  B. We may refuse to renew this Agreement if you fail to satisfactorily comply with this Agreement. The determination of satisfactory compliance will be within our exclusive discretion in good faith. If we refuse to renew, you must continue to perform under this Agreement until its expiration.

                  C. Continuation. If you continue to operate the Franchise with our express or implied consent, following the expiration or termination of this Agreement, the continuation will be a month-to-month extension of this Agreement. This Agreement will then be terminable by either party upon 30 days written notice. Otherwise, all provisions of this Agreement will apply while operations continue.

         6.2 Termination by You. You may terminate this Agreement at any time, without cause, upon not less than 30 days prior written notice. You must comply with all provisions of this Agreement related to termination.

         6.3 Termination by Us.

         A. The following provisions are in addition to all other remedies available to us at law or in equity. We will have the option to cure your breaches at your expense. If you breach or default in any of the terms of this Agreement, we have the right to appoint a receiver to take possession, manage and control assets, collect profits, and pay the net income for the operation of the Franchise as ordered by a court of jurisdiction. The right to appoint a receiver will be available regardless of whether waste or danger of loss or destruction of the assets exists, and without the necessity of notice to you.

We may terminate this Franchise Agreement and any other related agreements between the parties if you breach any term or provision of this Agreement and do not cure the breach (or reasonably begin to cure and diligently pursue the cure until the breach is remedied) within 30 days after receipt of our written "Notice to Cure." Termination will occur immediately upon delivery to you of our written declaration of termination for failure to cure within the allowed time frame.

         B. We immediately may terminate this Agreement and any other agreements between the parties without other cause, and without giving you an opportunity to cure, if you:

                  (1) Make an assignment for the benefit of creditors, make a formal or informal proposal to creditors to restructure debts because of insolvency, admit inability to pay obligations as they become due, file a voluntary petition of bankruptcy, do not obtain the dismissal of involuntary bankruptcy proceedings within thirty days of commencement, or are adjudicated bankrupt or insolvent.

                  (2) Fail to operate the Franchise continuously and actively for ten consecutive days or for any shorter period after which it is reasonable under the facts and circumstances to conclude that you do not intend to continue the Franchise or maintain a suitable Franchise location.

                  (3) Fail to comply with any requirement of this Agreement or of any related agreement between the parties within twelve months after having received two Notices to Cure deficiencies in performance of the same or any other requirement pursuant to Subsection
                           (A) above.

                  (4) On more than two occasions fail to report on time, understate by more than 2 percent, or distort other material information.

                  (5) Make or have made any material misrepresentation or misstatement on the franchise application or with respect to ownership of the Franchise. If you misrepresented yourself and are a competitor of ours or a competitor of an affiliate of ours, we may keep all of your initial franchise fee, cancel training and terminate this Agreement.

                  (6) Allow the Franchise or Franchise Premises to be seized, taken over, or foreclosed by a creditor, lienholder, or lessor; let a final judgment against you to remain unsatisfied for thirty days (unless a supersedeas or other appeal bond is filed); or allow a levy of execution upon the Franchise or upon any property used in the Franchise, that is not discharged by means other than levy within five days of the levy.

                  (7) Are convicted of a felony, or are convicted of any criminal misconduct relevant to the operation of the Franchise.

                  (8) Within a period of ten days after notification of noncompliance, fail to comply with any federal, state or local law or regulation applicable to the operation of the Franchise.

                  (9) Fail to pay any amounts owed pursuant to this Agreement within five days after receipt of written notice that the fees or amounts are overdue.

                  (10) Operate the Franchise in a manner that creates an imminent danger to public health or safety.

                  (11) Do not keep confidential information related to the Franchise confidential except to employees or persons authorized to know.

                  (12) Fail to obtain agreements from your employees to keep confidential information confidential.

         6.4 Time Frames Subject to Applicable Laws. The provisions of this Agreement may state periods of notice less than those required by applicable law. They may provide for termination, cancellation, nonrenewal or the like other than according to applicable law. They will be extended or modified to comply with applicable law.

         6.5 You Will Discontinue Use of Service Marks, Operations Manual, and Method of Operation on Termination of Agreement. Substantial damages that are difficult to determine at the date of execution of this Agreement will accrue to us if you do not comply with any of the following requirements upon expiration or termination of this Agreement. Upon expiration or termination of this Agreement, you will:

         A. Immediately cease using the Service Marks (or any names or marks deceptively similar to them), the Operations Manual and the Method of Operation.

         B. Return to us all copies of the Operations Manual. Return to us all records, files, instructions, correspondence, and materials in your possession or control related to the Method of Operation. You will give us a complete and accurate summary of your advertisers, customers and leads, including their names, addresses, telephone numbers and related file records. You will assist us in every way possible to bring about a complete and effective transfer of your franchise business to us or to our designated franchisee.

         C. Authorize telephone, Internet, email, electronic network, directory and listing entities to transfer all numbers, addresses, domain names, locators, directories and listings to us or our designee. Notify them of the termination of your right to use the Franchise names and Service Marks. You authorize the transfer of your telephone numbers and directory listings and Internet addresses, domain names and locators to us or our designated franchisees. You appoint us as your agent and attorney-in-fact to effect the transfer of these telephone numbers and directory listings and domain names and Internet directory listings to us. You agree that we will be treated as the subscriber for the telephone numbers and directory listings. We will have full authority to instruct the applicable telephone, directory and listing companies on the use and disposition of the telephone listings and numbers. You release and indemnify these companies from any damage or loss because they follow our instructions.

         D. Make reasonable modifications to the interior and exterior of any retained premises to reduce your identification as a part of our franchise system. These modifications will include reasonable alterations to eliminate any possibility of confusion between the Franchise Premises and any other ITEX location. You will advise all customers or prospective customers coming to the Franchise Premises or telephoning you that you are no longer associated with us.

         E. Pay to us within seven days all sums you owe. These sums will include all damages, costs and expenses, including reasonable attorneys fees and collection costs, we incur because of your breach. These sums will include all costs and expenses, including reasonable attorney fees, we incur in obtaining injunctive, appellate, or other relief to enforce the provisions of this Agreement.

         F. Abide by all provisions of the restriction upon communication of confidential information set forth above and the post-termination Covenant Not to Compete set forth below.

         G. Close your operating account which will automatically terminate without notice. We may, in our sole discretion, allow you to maintain a client account on a standard fee basis.

         H. At our option, do some or all of the following:

                  (1) Remove all Franchise related equipment, furnishings, and inventory from the Franchise Premises;

                  (2) Sell the equipment, furnishings, and inventory to us, at the depreciated book value (straight line depreciation over five years) for equipment and furnishings and at your invoice cost for inventory less a 10 percent restocking charge. We will not be liable for payment to you for intangibles, including, without limitation, goodwill;

                  (3) Assign to us the lease for the Franchise Premises and ownership and control of any web site you own or control;

                  (4) Sell to us your interest in the Franchise, the Franchise Premises and all related equipment, fixtures, signs, real estate leases, equipment leases and personal property. Unless we state in writing that we do not intend to exercise this right, the parties must agree upon a purchase price and terms within five business days after termination of this Agreement. If not, a fair value and fair terms will be determined in Las Vegas, Nevada by three appraisers. Each party must select one appraiser. The two appraisers chosen must then select a third appraiser. The parties may then present evidence of the value of the Franchise and fair terms for the purchase. The appraisers must exclude from their decision any amount or factor for the "goodwill" or "going concern" value of the Franchise. The decision of the majority of the appraisers will be conclusive. Any time within thirty days after receiving the appraisers' decision, at our option we may purchase the Franchise and your assets at the price and upon the terms determined by the appraisers.

         I. Upon termination for any reason, you will return to us all proprietary and confidential materials, including client lists, codes, signage, advertising and marketing materials, service agreements and other forms, printed files, clients lists and account information, security codes and the like as described in the Operations Manual. If you fail to return or cease use of any of these items, we may enter your business premises without being guilty of trespass or any other tort to remove and retain the items. You will pay to us, on demand, any expenses we incur in trying to remove or collect such items or in attempting to have you cease use of them.

         6.6 Our Step-In Rights. The parties want to prevent any interruption of the franchise that would cause harm to the Franchise and to our franchise system and lessen their value. Therefore, you authorize us to step in to operate the Franchise for as long as we reasonably believe necessary and practical. We may do so without waiving any other rights or remedies that we may have. Cause for stepping-in may include our reasonable determination that: you are incapable of operating the franchise; you are absent or incapacitated because of illness or death; you have failed to pay when due any taxes or assessments against the franchise or property used in the franchise; you have failed to pay when due any liens or encumbrances placed upon or against your business property; or we decide that significant operational problems require us to operate the Franchise for a time. We may exercise our step-in rights if you are ill or disabled, you, your lender, or the SBA requests our assistance or agrees to our proffered support and supervision, directly or indirectly or through contract agents. If you have a loan for the franchise that is guaranteed by the Small Business Administration, our right to step-in will be limited to a 60 day period unless otherwise requested or agreed with the lending bank at that time.

All revenue from our operation of the franchise will be for your exclusive account. We will pay from that revenue all expenses, debts and liabilities we incur during our operation of the franchise. This will include our personnel and administrative costs, plus 15 percent to cover our overhead expenses. In addition, we will have the option, but not the obligation, to pay for you any claims owed by you to any creditor or employee of the franchise. You will reimburse us upon demand, including at the rate set forth above for overdue amounts.

We will keep in a separate account all revenue generated by the operation of the franchise, less the expenses of operation.

We will have no obligation to retain any employee of the franchise nor to honor any contractual employment commitments you previously made. If we elect to retain any employee, employment will be pursuant to a new employment agreement between us and the employee. Employment will commence on the first business day on which we carry on business through the franchise. Any claim by an employee for unpaid salary, vacation pay, or other benefits will be your responsibility.

Upon our exercise of these Step-In Rights, you agree to hold us harmless for all acts, omissions, damages, or liabilities arising during operation.

Our operation of the franchise will not operate as an assignment to us of any lease or sublease of franchise property. We will have no responsibility for payment of any rent or other charges owing on any lease for franchise property, except as the charges relate to the period of our operation of the franchise.

You agree to pay our reasonable legal and accounting fees and costs we incur because of our exercise of these Step-In Rights.

         6.7 You and Your Owners Not to Compete on Expiration, Termination or Transfer of Agreement. This covenant will apply for 750 days after termination, expiration or transfer of this Agreement. You will assure that you and your owners, shareholders, partners, directors, officers, employees, and agents, and the members of their immediate families or households (who have actual knowledge of or access to the Operations Manual or Method of Operation), will not directly or indirectly participate as an owner, shareholder, director, partner, officer, employee, consultant, franchisor, franchisee, distributor, advisor or agent, or serve in any other capacity in any business engaged directly or indirectly in the offer, sale, rental, Internet dissemination, or promotion of retail trade, barter transactions or any form of trade or barter membership system or any business that offers products or services that are essentially the same as, or substantially similar to, the products and services that are part of the Method of Operation. You will not undertake or attempt to solicit or otherwise agree privately with clients or international clients to provide consultation or support related to any trade, barter or alternative currency program, other than through the ITEX System or otherwise attempt to circumvent the ITEX System. These covenants apply within 100 miles of the Franchise Premises and within 100 miles of any other ITEX office.

If, for any reason, any provision set forth in this Subsection exceeds any lawful scope or limit as to duration, geographic coverage, or otherwise, it is agreed that the provision will nevertheless be binding to the full scope or limit allowed by law or by a court of law. The duration, geographic coverage and scope allowable by law or court of law shall apply to this Agreement.

7        TRANSFER
         --------
         7.1      Sale or Assignment.
                  -------------------

         A. Your rights and obligations under this Agreement are exclusive to you. Whether voluntarily or involuntarily, neither you, your owners, partners nor others claiming an interest in the Franchise will sell, transfer, assign, encumber, give, lease, or sublease, or allow any other person to conduct business in or through (collectively called "transfer") the whole or any part of: this Agreement, the Franchise Premises, substantial assets of the franchise business, or ownership or control of you. Any attempted transfer without our prior written consent will be a breach of the terms of this Agreement. Our consent will not be unreasonably withheld. We need not consent to any transfer before the date the franchise opens for business. Because we will have a strong and vested interest in the financial viability and ongoing management abilities of the transferee, we need not consent to any transfer if we reasonably believe the purchase price is excessive. We need not consent to any transfer to a competitor of ours.

We enter this Agreement, in part, in reliance upon the individual or collective character, skill, attitude, business ability and financial capacity of you (or your shareholders, members or partners, if you are a corporation, limited liability company, partnership or other entity).

Before the effective date of a transfer we approve:

                  (1) The transferee must assume your franchise obligations. You will remain bound by your covenants in this Agreement to not disclose confidential information and to not compete with us or our franchisees.

                  (2) You will pay all ascertained or liquidated debts concerning the franchise.

                  (3) You may not be in breach of this Agreement or any other agreement between the parties. Our consent to the transfer will not constitute a waiver of any claims we may have against you.

                  (4) The transferee will pay for and complete to our exclusive satisfaction the training programs we then require of new franchisees or otherwise show to our satisfaction sufficient ability to successfully operate the franchise.

                  (5) You or the transferee will pay a Transfer Fee according to our then current Transfer Fee Schedule. This fee will reimburse us for our reasonable legal, accounting, credit check and investigation expenses that result from the transfer. The Transfer Fee is $2,000.

                  (6) You will pay us a 10 percent commission on the gross transfer price (excluding the price of real property), if we obtain the transferee for you.

                  (7) The transferee will execute all documents we then require of new franchisees. This includes a new Franchise Agreement in the form we then are using. The new Franchise Agreement may contain economic and general terms that are materially different from those contained in this Agreement.

                  (8) The transferee will meet our standards for quality of character, financial capacity, and experience required of a new or renewing franchisee. You will provide information we require to prove the transferee meets our standards.

                  (9) You and your owners, members, partners, officers, and directors will execute a general release in our favor. The release must be in a form we prescribe, following applicable law, to release us from any claims you may have against us.

                  (10) The entire Initial Franchise Fee must be paid in full despite the due date for payment established by this Agreement.

                  (11) If the lease or sublease for the Franchise Premise requires, the lessor or sublessor must have consented to the assignment or sublease of the Franchise Premises to the transferee.

                  (12) You will enter into an agreement to subordinate, to the transferee's obligations to us (including the payment of all franchise fees), any obligations of the transferee to make installment payments of the purchase price to you. The form of this subordination is subject to our approval.

         B. You may transfer your rights and obligations under this Agreement to a corporation or other entity in which you continuously own a majority of the issued and outstanding shares of each class of stock or other evidence of ownership. The entity must be newly organized with its activities confined exclusively to act as the franchisee under this Agreement. The entity must contemporaneously agree in writing to be bound by the terms of this Agreement. You must contemporaneously agree in writing to guarantee the obligations of the entity and to remain personally liable in all respects under this Agreement. You will be in breach of this Agreement if you at any time dispose of any interest sufficient to reduce your ownership in the entity to less than a majority of any class of stock or other evidence of ownership.

From time to time, at our request, you will provide to us a current list of all your owners, shareholders, members, directors, officers, partners, and employees, with a summary of their respective interests in you.

         C. We may transfer this Agreement. If we do, it will be binding upon and inure to the benefit of our successors and assigns. Specifically, you agree that we may sell our assets, the Service Marks, or the Method of Operation outright to a third party, may go public, may engage in a placement of some or all of our securities, may merge, acquire other entities or be acquired by other entities, or may undertake a refinancing, recapitalization, re-organization, leveraged buy out or other economic or financial restructuring. As for any or all of these sales, assignments and dispositions, you waive any claims, demands or damages arising from or related to the loss of the Service Marks (or any variation of them) or the loss of association with or identification as part of our franchise system.

We will not be required to remain in any particular form of business or to offer to you products, whether or not bearing our Service Marks.

         D. You may offer your securities or partnership interests to the public, by private offering, or otherwise, only with our prior written consent. Consent may not be unreasonably withheld. All materials required for the offering by federal or state law will be submitted to us for review before filing with any government agency. Any materials to be used in any exempt offering will be submitted to us for review prior to their use. No offering by you will imply (by use of the Service Marks or otherwise) that we are participating in an underwriting, issuance, or offering of your securities. You and all other participants in the offering must fully indemnify us concerning the offering. For each proposed offering, you will pay to us the amount necessary to reimburse us for our reasonable costs and expenses associated with reviewing the proposed offering, including, legal and accounting fees. You will give us at least 60 days written notice before the effective date of any offering or other transaction covered by this subsection.

         E. You may not grant a subfranchise or transfer less than all of your rights under this Agreement.

         F. Our consent to a proposed Transfer will not be a waiver of any claims we may have against you (or your owners), nor will it be a waiver of our right to demand exact compliance with this Agreement.

         G. You will comply with and help us to comply with any laws that apply to the Transfer, including state and federal laws governing the offer and sale of franchises.

         7.2      Your Death or Disability.

         A. Besides the Step-In Rights described above, the following will apply in case of your death or incapacity if you are an individual, or of any general partner of you if you are a partnership, or of any member or shareholder owning 50 percent or more of you if you are a limited liability company or corporation or other entity. Within one hundred eighty days of the event, the heirs, beneficiaries, devisees or legal representatives of that individual, partner, member or shareholder will:

                  (1) Apply to us for the right to continue to operate the Franchise for the duration of the term of this Agreement. The right to continue will be granted upon the fulfillment of all of the conditions set forth in Subsection (A) of the section entitled "Sale or Assignment," above (except that no transfer fee will be required). Or,

                  (2) Transfer your interest according to the provisions of that Subsection. If a proper and timely application for the right to continue to operate has been made and rejected, the one hundred eighty days within which to transfer will be computed from the date of rejection. For purposes of this Subsection, on an application for the right to continue to operate, our silence through the one hundred eighty days following the event of death or incapacity will be deemed an acceptance made on the last day of the period.

                  (3) If a suitable transferee purchaser is not found within one hundred eighty days from the date of death or permanent incapacity, we may at our sole option enter into a contract to purchase the Franchise. Unless we state in writing that we do not intend to exercise this right, the parties must agree upon a purchase price and terms within twenty business days after notice from us. If not, a fair value and fair terms will be determined in Las Vegas, Nevada by three appraisers. Each party must select one appraiser. The two appraisers chosen must then select a third appraiser. The parties may then present evidence of the value of the Franchise and fair terms for the purchase. The appraisers may include in their decision a factor for the "goodwill" or "going concern" value of the Franchise. The decision of the majority of the appraisers will be conclusive. Any time within thirty days after receiving the appraisers' decision, at our option, it may purchase the Franchise and your assets at the price and upon the terms determined by the appraisers. Terms of payment will be ten percent of the purchase price payable upon contract signing, the balance payable in sixty equal monthly payments of principal payments with interest calculated at the prime rate, published by your principal bank at time of each monthly principal

         B. If the provisions of this Subsection have not been fulfilled within the time provided, at our option, all rights licensed to you under this Agreement will immediately terminate and revert to us.

         7.3 First Right of Purchase. You will give us the right of first purchase before soliciting offers from a third party if you choose to sell your franchise business. You agree to notify us in writing if you desire to sell or transfer any interest in you or in your franchised business. We will elect to exercise our option to purchase within 30 business days after our receipt of your written notification. If we offer you an amount that you do not agree to, you may try to sell to a third party. You are obligated before any transfer to a third party to comply with all criteria set forth in the subsections entitled "Sale or Assignment" and "First Right of Refusal."

         7.4 First Right of Refusal. If you receive a bona fide offer from a third party acting at arm's length to purchase the Franchise, a majority interest in ownership of you, or substantially all of the assets of the Franchise, which offer is acceptable to you or to your owners, we will have the right to purchase at the bona fide price on the same terms and conditions as offered to you. We may substitute cash for any other form of consideration contained in the offer. At our option, we may pay the entire purchase price at closing. Within six days after receipt by you of an acceptable bona fide offer, you will notify us in writing of the terms and conditions of the offer. We may exercise this right to purchase within 30 days after receipt of notice from you.

If we do not accept the offer within 30 days, you may make the proposed transfer to a third party. The transfer will not be at a lower price nor on more favorable terms than disclosed to us. Any transfer will be subject to our prior written permission described in the section entitled "Sale or Assignment," above. If the Franchise is not transferred by you within six months from the date it is offered to us, or if any material change is made in the terms of the proposed sale, then you must reoffer to transfer to us before a transfer to a third party.

8        INDEMNITY, INSURANCE, CONDEMNATION AND CASUALTY
         -----------------------------------------------

         8.1 Indemnity. You will indemnify and hold us harmless from all fines, suits, proceedings, claims, demands, actions, losses, attorney fees and damages arising out of or connected with the Franchise and the business activities, acts or omissions of you and your employees and agents. We will not be liable to you or to any other person because of your act, omission, neglect, or breach. You will indemnify us for any loss, cost or expense, including attorneys' fees, that may be sustained by us because of the acts or omissions of your vendors or suppliers or arising out of the design or construction of the Franchise Premises.

You will defend us at your own expense in any legal or administrative proceeding subject to this Subsection. The defense will be conducted by attorneys we approve. Our approval will not be unreasonably withheld. You will immediately pay and discharge any liability rendered against us in any proceeding, including any settlement that we approve in writing. You will not settle any claim against us without our prior written approval. In our sole discretion, we may settle or defend any claims against us at your expense, including attorney fees that we pay or incur in settling or defending. Promptly upon demand, you will reimburse us for any and all legal and other expenses we reasonably incur in investigating, preparing, defending, settling, compromising or paying any settlement or claim, including monies that we pay or incur in settling or defending such proceeding.

All references in this Agreement that provide that you will indemnify or defend us or that you will name us under any insurance policy will also mean that our affiliates, directors, officers, and employees will be also and equally indemnified, defended or named.

         8.2 Insurance. Upon commencement of franchise operations, and during the term of this Agreement, you will obtain and keep in force by advance payment of premium appropriate fire and extended coverage, vandalism, malicious mischief, general liability, food borne illness and products liability insurance. This insurance will be in an amount sufficient to replace the Franchise Premises and your personal property upon loss or damage. This insurance will be written by an insurance company satisfactory to us in accordance with our standards and specifications in the Operations Manual. The insurance will include, at a minimum, the following:

         A. Comprehensive general liability insurance, including food borne illness and products liability, completed operations, Dram Shop or host liquor liability (if alcoholic beverages are served), property damage, contractual liability, independent contractors liability, owned and nonowned automobile coverage, and personal injury coverage with a combined single limit of at least $1,000,000.

         B. Workers' compensation and employer's liability insurance, and other insurance required by statute or rule of the state in which the franchise is located and operated.

         C. Business interruption insurance.

         D. Employer Practice liability insurance.

The insurance will insure us, you, and our respective subsidiaries, owners, officers, directors, partners, members, employees, servants, and agents against any loss, liability, products liability, personal injury, death or property damage that may accrue due to your operation of the Franchise. Your policies of insurance will contain a separate endorsement naming us as an additional named insured. The insurance will not be limited in any way because of any insurance we maintain. The insurance will not be subject to cancellation except upon twenty days' written notice to us. Certificates of your insurance policies will be kept on deposit with us. Maintenance of the required insurance will not diminish your liability to us under the indemnities contained in this Agreement.

We may require you to increase the minimum limits of coverage to keep pace with regular business practice and prudent insurance custom.

If you fail to comply with any of the requirements of this Subsection, we may, but are not obligated to, purchase insurance at your expense to protect our interests. This insurance may, but need not, also protect your interest. The coverage we obtain might not pay any claim you make or any claim made against you. You may later cancel the insurance we obtain by providing evidence that you have obtained proper coverage elsewhere. You are responsible for the cost of any insurance purchased by us pursuant to this paragraph. This coverage may be considerably more expensive than insurance you can obtain on your own and might not satisfy your needs. You will pay us upon demand the premium cost of this insurance with a late payment charge on the unpaid balance at the rate established in this Agreement.

9        NOTICE AND MISCELLANEOUS
         ------------------------

         9.1 Notices. All notices required by this Agreement will be in writing. They may be sent by certified or registered mail, postage prepaid and return receipt requested. They may be delivered personally and receipted. Notices will be delivered to you at the Franchise Premises, to us at our headquarters in Las Vegas, Nevada, or to other locations specified in writing. Notices sent by mail will be deemed to have been delivered and received three business days following the date of mailing or one business day after placement with Federal Express, or other reputable air courier service, requesting delivery on the most expedited basis available.

         9.2 Business Name. You will execute any documents we may from time to time direct, to be retained by us until this Agreement ends, to evidence that you abandon, relinquish, and terminate your right or interest you may claim in or to the Service Marks and the name ITEX.

         9.3 We and You Are Not Joint Venturers, Partners, or Agents. You are and will remain an independent contractor. You and we are not and will never be considered joint venturers, partners, employees, or agents one for the other. Neither will have the power to bind nor obligate the other except as otherwise outlined in this Agreement. No representation will be made by either party to anyone that would create any apparent agency, employment, or partnership. Each will hold the other safe and harmless from each other's debts, acts, omissions, liabilities, and representations. You acknowledge that you are not in a fiduciary relationship with us.

In all public and private records, documents, relationships, and dealings, you will show that you are an independent owner of the Franchise. You will prominently indicate on your letterheads and business forms that you are our licensed franchisee by using language saying that you operate an independently owned Franchise.

You will maintain employee records to show clearly that you and your employees are not our employees.

The liability of you and your owners, shareholders, members or partners will be both joint and several. A breach of this Agreement by you or by any shareholder, member or partner will be a breach by all of the shareholders, members or partners and also by you.

         9.4 Waiver. A waiver of any breach of any provision, term, covenant, or condition of this Agreement will not be a waiver of any subsequent breach of the same or any other provision, term, covenant, or condition.

Any waiver of any provision of this Agreement must be set forth in writing and signed by the party granting the waiver. Any waiver we grant will not prejudice any other rights we may have, and will be subject to our continuing review. We may revoke any waiver, in our sole discretion, at any time and for any reason, effective upon delivery to you of ten days prior written notice of revocation.

By written notice, we unilaterally may waive any obligation of you, your owners, or the Guarantors.

Our consent, whenever required, may be arbitrarily withheld if you are in breach of this Agreement.

         9.5 Time Is of the Essence. Time and strict performance are of the essence of this Agreement. ("Time is of the essence" is a legal term that emphasizes the strictness of time limits. In this Agreement, it means it will be a material breach of this Agreement to fail to perform any obligation within the time required or permitted by this Agreement.)

         9.6 Credit Line. We give you an initial credit line of $5,000 ITEX Trade Dollars.


         9.7 Documents. You and your partners, shareholders, members, officers, and owners agree to execute and deliver any documents that may be necessary or appropriate during the term and upon expiration or termination of this Agreement to carry out the purposes and intent of this Agreement.

Any material violation or breach of any of these documents or of any other Franchise or related agreement between the parties will be a material violation of this Agreement and of all the other documents and agreements. The non-breaching party may enforce or terminate this Agreement and any or all of the other documents and agreements as provided for enforcement or termination of this Agreement.

If you are a partnership, all general partners will sign the documents. If you are a corporation or limited liability company or other entity, all shareholders or members and all officers will personally guarantee your faithful performance.

You will assure that each of your owners, shareholders, general partners, members, directors, officers, managers, employees, consultants, distributors and agents will not compete with us; will not attempt to divert customers to competing businesses; will not induce the employees of us or of our franchisees to leave their employment; and will keep, preserve, and protect confidential information as required by this Agreement.

         9.8 Construction. This document is the entire agreement between the parties. It supercedes all prior or contemporaneous agreements or understandings, whether written or oral, with respect to the subject matter of this Agreement. There are no other oral or implied understandings between the parties with respect to the subject matter of this Agreement. Except as expressly and otherwise provided in this Agreement, this Agreement may not be modified, nor may any rights be waived or abridged, orally or by course of dealing, but only by a written instrument signed by the parties. The words "this Agreement" include any future modifications unless otherwise suggested by the context. No salesperson, representative, or other person has the authority to bind or obligate us in any way, except our president or a vice president at our home office by an instrument in writing.

This document supersedes all communications and negotiations between the parties that relate to the subject matter of this Agreement. No previous course of dealing or usage in the trade not specifically set forth in this Agreement will be admissible to explain, modify, or contradict this Agreement. The parties intend to confer no benefit or right on any person or entity not a party to this Agreement and no third party will have the right to claim the benefit of any provision of this Agreement as a third party beneficiary of that provision.

All words in this Agreement include any number or gender as the context or sense of this Agreement requires. The words "will" and "must" used in this Agreement indicate a mandatory obligation. This Agreement has been prepared in the "you/we" format to simplify it and to facilitate our compliance with state and federal franchise disclosure laws.

All captions and headings are for reference purposes only and are not part of this Agreement.

If, any part of this Agreement is declared invalid, that declaration will not affect the validity of the remaining portion which will remain in full force and effect as if this Agreement had been executed with the invalid portion omitted. The parties declare their intention that they would have executed the remaining portion of this Agreement without including any part, parts, or portions which may be declared invalid in the future.

If a dispute arises between the Parties, the Parties agree to participate in at least 6 hours of mediation in accordance with the Mediation Procedures of the US Arbitration & Mediation Service or of any similar organization that specializes in the mediation of commercial business disputes. The Parties agree to equally share the costs of mediation.

You acknowledge that we have appointed and intend to appoint many franchisees throughout the World on terms and conditions similar to those set forth in this Agreement. It mutually benefits those franchisees, you and us if the terms and conditions of these license agreements are uniformly interpreted. This Agreement is accepted by us in the State of Nevada and will be governed by the substantive laws of Nevada without regard to Nevada choice of law provisions. Nevada laws will prevail, except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051, et seq.) and except in those states whose franchise laws require exclusive application of those laws. This choice of laws will not include and does not extend the scope of application of any Nevada franchise or business opportunity laws except as they may otherwise apply pursuant to their terms and definitions. No franchise or business opportunity statute, law or regulation of Nevada or any other state is intended to be made applicable to this Agreement unless it would otherwise apply. Any portion of this Agreement that requires enforcement in any other state, and is enforceable under the laws of that state but not of Nevada, will be construed and enforced according to the laws of that state. All issues or disagreements relating to this Agreement will be mediated, arbitrated, tried, heard, and decided in Las Vegas, Nevada which you agree is the most convenient venue for these purposes. You acknowledge and agree that this location for venue is reasonable and the most beneficial to the needs of, and best meets the interest of, all of the members of the ITEX franchise system.

         9.9 Enforcement. From time to time there may be controversy about this Agreement, its interpretation, or performance or breach by the parties. You recognize the unique value and secondary meaning attached to the Method of Operation, the Service Marks and our standards of operation and trade practices. You agree that any noncompliance with the terms of this Agreement or any unauthorized or improper use of the Method of Operation or the Service Marks will cause irreparable damage to us and our franchisees. You agree that if you engage in any unauthorized or improper use, during or after the period of this Agreement, we will be entitled to both permanent and temporary injunctive relief from any court of competent jurisdiction in addition to any other remedies prescribed by laws.

No right or remedy conferred upon us is exclusive of any other right or remedy in this Agreement or provided by law or equity. Each will be cumulative of every other right or remedy.

We may employ legal counsel or incur other expense to collect or enforce your obligations or to defend against any claim, demand, action or proceeding because of your failure to perform your obligations. Legal action may be filed by or against us and that action or the settlement of it may establish your breach of this Agreement. If either event occurs, we may recover from you the amount of our reasonable attorney fees and all other expenses we incur in collecting or enforcing that obligation or in defending against that claim, demand, action or proceeding.

The prevailing party in any arbitration, insolvency proceeding, bankruptcy proceeding, suit, or action to enforce this Agreement will recover its arbitration, proceeding, and court costs and reasonable attorney fees. These will be set by the arbitration, proceeding or court, including costs and attorney fees on appeal or review from the arbitration, proceeding, suit or action.

You agree that the existence of any claims you may have will not constitute a defense to the enforcement by us of any of the confidentiality requirements and covenants not to compete described in this Agreement. You acknowledge that any violation of the confidentiality requirements and covenants not to compete would result in irreparable injury to us for which no adequate remedy at law may be available and you accordingly consent to the issuance of an injunction prohibiting any conduct by you in violation of the terms of the covenants not to compete.

You agree that each of the confidentiality requirements and covenants not to compete described in this Agreement will be constructed as independent of any other covenant or provision. If all, parts or any portion of any covenant in this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which we are a party, you expressly agree to be bound by any lesser covenant subsumed within the terms of that covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in this Agreement. Each of the covenants described in this Agreement is a separate and independent covenant in each of the separate counties and states in the United States in which we transact business. To the extent that any covenant may be determined to be judicially unenforceable in any county or state, that covenant will not be affected with respect to any other county or state.

         9.10 Other Agreements. If you or any of your shareholders, partners, or officers violate any material provision of any other franchise or similar agreement with us, that breach will be considered a breach of this Agreement and of the other agreements. We then may terminate or otherwise enforce this Agreement and the other agreements.

         9.11 Agreement Binding on Successors and Assigns. This Agreement benefits and binds the respective heirs, executors, administrators, successors, and assigns of the parties.

         9.12 Execution in Counterparts and Our Acceptance. This Agreement will be binding upon you at the time you sign it and deliver it to us. This Agreement will not be binding upon us until we accept it in writing by one of our principal officers at our home office. If we do not accept it within sixty days, this Agreement will no longer be binding upon you. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original. Delivery of executed signature pages of this Agreement by facsimile transmission will constitute effective and binding execution and delivery of this Agreement.

         9.13 Approval by Shareholders, Members or Partners. If you are a corporation, limited liability company, partnership or other entity, we will not be bound until your shareholders, members or partners read and approve this Agreement, agree to the restrictions on them (including restrictions on the transfer of their interest in the Franchise and the restrictions and limitations on their ability to compete with us), and jointly and severally guarantee your performance under this Agreement. We may request a copy of the Resolution approved by your partners, members, shareholders, owners or directors as confirmation of your fulfillment of this requirement and authorizing your execution of this Agreement.

Your ownership certificates will have conspicuously endorsed upon them a statement that they are subject to, and that further assignment or transfer of them is subject to, the restrictions imposed upon assignments by this Agreement.

         9.14 Personal Guarantee. The undersigned Guarantors are all of your partners, members, shareholders or owners. They jointly, severally, irrevocably, and unconditionally guarantee to us the due and punctual observance and performance by you of all of your obligations under this Agreement and any other agreement to which you and us are parties. Each Guarantor agrees to guarantee us against all liability, loss, harm, damage, costs, and expenses (including attorney fees) that we may incur because of your failure to observe your obligations. The liabilities and obligations of each Guarantor will not be released, discharged, or affected by our release or discharge of or dealing with you under any of these agreements; or by anything we do, suffer, or allow to be done in relation to you; or by change, alteration, or modification of any of the agreements; or by any compromise, arrangement, or plan of reorganization affecting you; or by your bankruptcy or insolvency; or by any other act or proceeding in relation to you or any of the agreements by which any Guarantor might otherwise be released. The liabilities and obligations of each Guarantor pursuant to this Guarantee will be continuing in nature and will terminate only on the satisfaction of your obligations under this Agreement. A fresh cause of action will arise in respect of each breach by you producing a liability of any Guarantor.

The Guarantors agree that it shall not be necessary for us or our assigns to institute suit or exhaust our legal remedies against you in order to enforce this guaranty. Guarantors agree that we may from time to time extend the time for performance or otherwise modify, alter, or change this Agreement, may extend the time for payment of all sums guaranteed, and may receive and accept notes, checks, and other instruments for the payment of money made by you and extensions or renewals without in any way releasing or discharging Guarantors from their obligations. This guaranty shall not be released, extinguished, modified, or in any way affected by our failure to enforce all the rights or remedies available to it under this Agreement. Our release of one or more Guarantor will not operate as a release of the other Guarantors.

         9.15 Receipt of Disclosure Documents. You acknowledge that you have received a complete and final copy of this Agreement and its exhibits not less than five business days before the date on which you executed this Agreement. Any oral representations made by our representatives to you, whether or not set forth in earlier versions of this document, have either been ratified by us by including the representations in this document or have been disavowed by excluding them from this document. You further acknowledge that you have received a Franchise Disclosure document not less than ten business days before the date you executed this Agreement.

         9.16 Representation. The success of your Franchise is speculative and depends, to a large extent, upon your ability as an independent businessperson. You or your majority owner if you are a corporation, limited liability company or partnership, must actively participate in the daily affairs of the business. We do not make any representation or warranty, express or implied, as to the potential success of the Franchise.

You acknowledge that an ITEX brokerage business involves hard work and sometimes long hours, similar to most small businesses that are owner operated. We have not represented that this business is going to be easy for you, your partners, officers or directors. You represent that you are in good health and able to devote your full time and best efforts in the day to day operations of your franchised business or that you have the business management skills necessary to successfully hire a general manager to run the day to day operations of your franchised business.

You acknowledge that you have entered this Agreement after making an independent investigation of our operations. You have not relied upon any representation as to gross revenues, volume, cost savings, potential earnings or profits which you in particular might realize. No person has made any other representation that is not expressly set forth in this Agreement to induce you to accept this Franchise and execute this Agreement.

         9.17     Acknowledgments.

         A. You have conducted an independent investigation of us and of the Franchise. You recognize that the business venture contemplated by this Agreement involves business risks. Your success will be dependent upon your ability as an independent businessperson. We expressly disclaim the making of, and you acknowledge that you have not received, any representation, warranty, or guarantee, express or implied, concerning the potential revenues, cost savings, volume, profits, or success of the business venture contemplated by this Agreement.

         B. You acknowledge that you have received, have had an ample time to read and have read this Agreement. You understand its provisions. You have received advice from advisors of your own choosing regarding all pertinent aspects of this Franchise and the franchise relationship created by this Agreement. You also acknowledge that you believe you have made a good decision for yourself or your partners or your corporation based upon what you believe is your ability to run and control a business of your own.

         C. We may conduct investigations and make inquiries of any person or persons we, in our reasonable judgment, believe appropriate concerning the credit standing, character, and professional and personal qualifications of you and your owners, shareholders, members and partners. You authorize us to conduct these investigations and to make these inquiries. We agree to comply with the requirements of laws that apply to these investigations and inquiries.

WE HAVE NOT MADE ANY REPRESENTATIONS, PROMISES, GUARANTEES, PROJECTIONS, OR WARRANTIES OF ANY KIND TO YOU, YOUR OWNERS, OR THE GUARANTORS TO INDUCE THE EXECUTION OF THIS AGREEMENT OR CONCERNING THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN WRITING IN THIS AGREEMENT. YOU ACKNOWLEDGE THAT NEITHER WE NOR ANY OTHER PARTY HAS GUARANTEED YOUR SUCCESS IN THE BUSINESS CONTEMPLATED BY THIS AGREEMENT.

10       SIGNATURES
         ----------

IN WITNESS, the parties have executed this Agreement on the day and year first above written.

("We/Us"):        ITEX CORPORATION              ("You"):

By:                                             By:
   -------------------------------

Title:                                          Title:
      ----------------------------

IF YOU ARE A CORPORATION, LIMITED LIABILITY COMPANY OR OTHER ENTITY: THIS AGREEMENT MUST BE SIGNED BY A COMPANY OFFICER. ADDITIONALLY, THE AGREEMENT MUST BE GUARANTEED BY ALL OFFICERS AND OWNERS OF THE COMPANY AS INDIVIDUALS, ON THE GUARANTEE FORM ATTACHED TO THIS AGREEMENT.

The undersigned officer_____________ being the _________________ of ________________ , pursuant to authority granted to him at a duly called meeting of such company on the ___ day of ________ , 20__, executes this instrument, by signing the name of the company, as an officer.

("We/Us"):        ITEX CORPORATION                   ("You"):



By:                                                   By:
   --------------------------------------------


Title:                                                Title:
      -------------------------------------------



                                                      By:


                                                      Title:


IF YOU ARE A PARTNERSHIP: THIS AGREEMENT MUST BE SIGNED BY ALL GENERAL PARTNERS. THE AGREEMENT MUST ADDITIONALLY BE GUARANTEED BY ALL GENERAL PARTNERS, AS INDIVIDUALS, ON THE GUARANTEE FORM ATTACHED TO THIS AGREEMENT.

The undersigned partner, ____________________ , being a General Partner authorized to execute this Agreement on behalf of the partnership, executes this instrument by signing the name of the partnership by himself, as general partner of the partnership.

("We/Us"):        ITEX CORPORATION                      ("You"):


("We/Us"):        ITEX CORPORATION                      ("You"):



By:                                                     By:
   --------------------------------------------


Title:                                                  Title:
      -------------------------------------------



                                                        By:


                                                        Title:


GUARANTOR(S):

------------    ------------

------------    ------------

------------    ------------

                                   (EXHIBIT D)
                     CONDITIONAL ASSIGNMENT OF PHONE NUMBER


_________________ ("You") operate your franchise business at __________________.
In consideration of the granting of a franchise to you and other valuable consideration given by ITEX CORPORATION, a Nevada corporation ("Us"), you assign to us all telephone numbers and listings you use in the operation of the franchise. We assume the performance of all of the terms, covenants and conditions of your agreement with the Telephone Company concerning the telephone numbers and telephone listings with the full force and effect as if we had been originally issued the telephone numbers and telephone listings. We will hold this assignment, and will deliver it to the Telephone Company or other interested third parties only upon termination of the Franchise Agreement between us and you dated ___________.

DATED this _________ day of _________________, 20__.



("We/Us"):        ITEX CORPORATION                   ("You"):

By:                                                  By:
   --------------------------------------------


Title:                                               Title:
      -------------------------------------------



                                                     By:


                                                     Title:

                                   (EXHIBIT E)
                  ITEX CORPORATION FRANCHISE AGREEMENT ADDENDUM ABANDONMENT, RELINQUISHMENT, AND TERMINATION
                     OF ASSUMED OR FICTITIOUS BUSINESS NAME
                     --------------------------------------

Pursuant to the provisions of relevant state laws concerning the registration and use of assumed or fictitious business names, the undersigned applicant, being a franchisee of ITEX CORPORATION, submits the following to evidence its intent to abandon, relinquish and terminate its right to use the business name ITEX CORPORATION:

         1. Name of Applicant who is Using the Assumed or Fictitious Business Name:

                  ---------------------------------

                  ---------------------------------

                  a(an) individual/partnership/corporation organized and doing business under the laws of the State of

                  ---------------------------------

         2. Date When Original Assumed or Fictitious Business Name was Filed by Applicant:


                  ---------------------------------

         3.       Address of Applicant's Registered Office in the State of:


                  ---------------------------------

                  ---------------------------------

                  ---------------------------------

         4.       Please cancel the Applicant's registration to use the name
                  ITEX


         DATED:
                 ---------------------------------------------


                                                    ----------------------------
                                                    Applicant

                                                    By:
                                                       -------------------------

                                                    Title:
                                                          ----------------------

                                   (EXHIBIT F)
                       UNIFORM FRANCHISE OFFERING CIRCULAR
                               STATE LAW ADDENDUM

The following modifications and additions are part of ITEX CORPORATION's Franchise Offering Circular ("OC") and Franchise Agreement ("FA") as required by relevant state laws. We are not currently registered to offer Franchises in the States of: California, Hawaii, Illinois, Indiana, Kentucky, Maryland, Michigan, Minnesota, Nebraska, New York, North Dakota, Rhode Island, South Dakota, Texas, Virginia, Washington or Wisconsin.

These states have statutes which may supersede the Franchise Agreement in your relationship with us including the areas of termination and renewal of the
Franchise:

         ARKANSAS (Stat. Section 70-807)
         CALIFORNIA (Bus. & Prof. Code Sections 20000-20043)
         CONNECTICUT (Gen. Stat. Section 42-133e et seq.)
         DELAWARE (Code, tit.)
         HAWAII (Rev. Stat. Section 482-E1)
         ILLINOIS (815 ILCS 705/19 and 705/20)
         INDIANA (Stat. Section 23-2-2.7)
         MICHIGAN (Stat. Section 19.854(27))
         MINNESOTA (Stat. Section 80C.14)
         MISSISSIPPI (Code Section 75-24-51)
         MISSOURI (Stat. Section 407.400)
         NEBRASKA (Rev. Stat. Section 8-401)
         NEW JERSEY (Stat. Section 56.10-1)
         SOUTH DAKOTA (Codified Laws Section 37-5A-51)
         VIRGINIA (Code 13.1-557-574, 13.1-564)
         WASHINGTON (Code Section 19.100.180)
         WISCONSIN (Stat. section 135.03)

These and other states may have court decisions which may supersede the Franchise Agreement in your relationship with us, including the areas of termination and renewal of the Franchise.

California
----------

     THE CALIFORNIA FRANCHISE INVESTMENT LAW REQUIRES THAT A COPY OF ALL PROPOSED AGREEMENTS RELATING TO THE SALE OF THE FRANCHISE DE DELIVERED TOGETHER WITH THE OFFERING CIRCULAR

                  OC Item 17, FA Sections 5  and 6
                  --------------------------------

                  (1) California Business and Professions Code Sections 20000 through 20043 provide rights to the franchisee concerning termination or non-renewal of a franchise. If the Franchise Agreement contains a provision that is inconsistent with the law, the law will control.

                  (2) The Franchise Agreement provides for termination upon bankruptcy. This provision may not be enforceable under federal bankruptcy law (11 U.S.C.A. Sec. 101 et. seq.).

                  (3) The Franchise Agreement contains a covenant not to compete which extends beyond the termination of the franchise. This provision may not be enforceable under California law.

                  (4) The Franchise Agreement requires application of the laws of the State of Nevada. This provision may not be enforceable under California law.

                  (5) Section 31125 of the California Corporations Code requires us to give you a disclosure document, in a form and containing such information as the Commissioner may by rule or order require, before a solicitation of a proposed material modification of an existing franchise.

Negotiated Sales
----------------

Copies of any notice of negotiated sale of a franchise may be reviewed at any office of the California Department of Corporations. Attached are copies of all notices of negotiated sale filed during the 12 months immediately preceding the effective date of the Offering Circular.

All negotiated sales in California are subject to the following provisions as outlined in the California Administrative Code, Title 10, Chapter 3, Subchapter 2.6, Section 310.100.2:

               1. The initial offer must be registered pursuant to the California Franchise Investment Law.

               2. The prospective Franchisee because of its business or financial experience could be reasonably assumed to have the capacity to protect its own interest in the transaction. The income and net worth of the prospective its spouse may be included in determining the total income and net worth required by this paragraph. The net worth and income test may also be satisfied by a prospective franchisee corporation (or by a 50 percent or more shareholder of such prospective franchisee corporation) or a prospective franchisee partnership (or by a prospective franchisee general partner of such partnership). In making the determination, we may rely on the representations of the prospective franchisee with respect to its net worth and income provided we have no reason to doubt the representations.

               3. If a negotiated sale is consummated, Notice of Negotiated Sale of Franchise in the form set forth in the regulations must be filed with the Commissioner within 15 business days after the negotiated sale.

               WE CERTIFY AND DECLARE THAT ALL NOTICES HAVE BEEN FILED WITH THE COMMISSIONER AS REQUIRED BY THE NEGOTIATED SALES SECTION OF THE CALIFORNIA ADMINISTRATIVE CODE, TITLE 10, CHAPTER 3, SUBCHAPTER 2.6, SECTION 310.100.2(a).

Connecticut
-----------

If we fail to deliver products, equipment or supplies or fail to render the services necessary to begin substantial operation of the franchise within 45 days of the delivery date agreed upon by contract, you may cancel the contract upon written notification.

Hawaii
------

         Paragraph 4110.01, Section 482E-6(3): Upon termination or refusal to renew the franchise the franchisee will be compensated for the fair market value, at the time of the termination or expiration of the franchise, of the franchisee's inventory, supplies, equipment and furnishings purchased from the franchisor or a supplier designated by the franchisor; provided that personalized materials which have no value to the franchisor need not be compensated for. If the franchisor refuses to renew a franchise for the purpose of converting the franchisee's business to one owned and operated by the franchisor, the franchisor, in addition to their remedies provided in this paragraph, will compensate the franchisee for the loss of goodwill. The franchisor may deduct from such compensation reasonable costs incurred in removing, transporting and disposing of the franchisee's inventory, supplies, equipment, and furnishings pursuant to this requirement, and may offset from such compensation any moneys due the franchisor.

Illinois
--------

         OC Items 5 and 6
         ----------------

The Illinois Franchise Disclosure Act prohibits discrimination among franchisees for payments made for Initial Franchise Fees, Revenue Sharing, and the purchase of goods or services from the franchisor.

         OC Item 17
         ----------

A franchisee's rights upon termination and non-renewal may be affected by Illinois law. III. Ann. Stat. Ch 1212, Section 704.3, 704.4. All provisions of the Franchise Agreement, including but not limited to the giving of general releases must comply with the Illinois Franchise Disclosure Act.

        OC Item 5, FA Section 2.1
        -------------------------

Based upon the franchisor's updated financial statements, the state of Illinois has imposed financial assurance requirments on the franchisor. The form of assurance is the deferral of payment of the initial franchise fee. All initial franchise fees will be due and payable only after the franchisor has fulfilled and performed all of its initial financial obligations and the franchisee has opened the franchise business and commenced business operations under the Franchise Agreement (which opening and commencement occurs upon completion of the initial training course).

         OC Item 17 and FA Section 9
         ---------------------------

Section 4 of the Illinois Franchise Disclosure Act and Rule 200.608 of the Rules and Regulations promulgated thereunder dictate that "any provision in the Franchise Agreement which designates jurisdicion or venue in a forum outside of Illinois is void with respect to any cause of action which otherwise is enforceable in Illinois, provided that the Franchise Agreement may provide for arbitration in a forum outside of Illinois." Section 41 of the Act and Rule
200.609 void any attempt to waive compliance with Illinois law. Any governing law and choice of law clause granting authority to a state other than Illinois effectively negates the Illinois Franchise Disclosure Act. Therefore all provisions of the Offering Circular and Franchise Agreement are amended to fully comply with and full apply Illinois law as applicable to franchisees and the franchises in Illinois.


Indiana
-------

         OC Item 17; FA Section 5 and 6
         ------------------------------

In Indiana, the reference to "members of their households or members of their immediate families" under the provisions of covenants not to compete will mean any person who has access to the information, including a spouse or any other person who lives within the household.

Maryland
--------

         UFOC Item 17 and FA Sections 6.1, 6.3, 7.1 and 9.7
         --------------------------------------------------

Pursuant to COMAR 02.02.08.16L, a general release required as a condition of renewal or assignment or transfer will not apply to any liability under the Maryland Franchise Registration and Disclosure Law.

Any provision that provides for termination upon bankruptcy of the franchisee may not be enforceable under federal bankruptcy law (11 U.S.C. Section 101 et seq.).

Section 14-216(c) (25) of the Maryland Franchise Registration and Disclosure Act requires a franchisor to file an irrevocable consent to be sued in Maryland. Notwithstanding anything to the contrary in the franchise agreement or offering circular, you may bring a lawsuit in Maryland for claims arising under the Maryland Franchise Registration and Disclosure Act.

         FA Section 9
         ------------

Section 14-226 of the Maryland Franchise Registration and Disclosure Law prohibits a franchisor from requiring a prospective franchisee to assent to any release, estoppel or waiver of liability as a condition of purchasing a franchise. Our franchise agreement contains disclaimers of the occurrence or acknowledgment of the non-occurrence of acts that could constitute a violation of Maryland laws. These disclaimers, acknowledgments and representations are not intended to nor shall they act as a release, estoppel or waiver of any liability incurred under the Maryland Franchise Registration and Disclosure Law.

         OC Item 5, FA Section 2.1
         -------------------------

All initial franchise fees will be due and payable only after the franchisor has fulfilled and performed all of its initial obligations and the franchisee has commenced business operations under the Franchise Agreement.


Michigan
--------

The State of Michigan prohibits certain unfair provisions that are sometimes in franchise documents. If any of the following provisions are included in these franchise documents, the provisions are void for Michigan franchisees and cannot be enforced against Michigan franchisees. These provisions are:

         (a) A prohibition on the right of a franchisee to join an association of franchisees.

         (b) A requirement that a franchisee assent to a release, assignment, novation, waiver, or estoppel which deprives a franchisee of rights and protections provided in the Michigan Franchise investment law. This will not preclude a franchisee, after entering into a Franchise Agreement, from settling any and all claims.

         (c) A provision that permits a franchisor to terminate a franchise prior to the expiration of its term except for good cause. Good cause will include the failure of the franchisee to comply with any lawful provision of the Franchise Agreement and to cure the failure after being given written notice and a reasonable opportunity, which in no event need be more than 30 days, to cure the failure.

         (d) A provision that permits a franchisor to refuse to renew a franchise without fairly compensating the franchisee by repurchase or other means for the fair market value at the time of expiration of the franchisee's inventory, supplies, equipment, fixtures, and furnishings. Personalized materials which have no value to the franchisor and inventory, supplies, equipment, fixtures, and furnishings not reasonably required in the conduct of the franchise business are not subject to compensation. This subsection applies only if:

                  (i)      The term of the franchise is less than 5 years, and

                  (ii) The franchisee is prohibited by the franchise or other agreement from continuing to conduct substantially the same business under another trademark, service mark, trade name, logotype, advertising, or other commercial symbol in the same area subsequent to the expiration of the franchise, or the franchisee does not receive at least six months' advance notice of the franchisor's intent not to renew the franchise.

         (e) A provision that permits the franchisor to refuse to renew a franchise on terms generally available to other franchisees of the same class or type under similar circumstances. This section does not require a renewal provision.

         (f) A provision requiring that arbitration or litigation be conducted outside this state. This will not preclude the franchisee from entering into an agreement, at the time of arbitration, to conduct arbitration at a location outside this state.

         (g) A provision which permits a franchisor to refuse to permit a transfer of ownership of a franchise, except for good cause. This subdivision does not prevent a franchisor from exercising a right of first refusal to purchase the franchise. Good cause will include, but is not limited to:

                  (i) The failure of the proposed transferee to meet the franchisor's then current reasonable qualifications or standards.

                  (ii) The fact that the proposed transferee is a competitor of the franchisor or subfranchisor.

                  (iii) The unwillingness of the proposed transferee to agree in writing to comply with all lawful obligations.

                  (iv) The failure of the franchisee or proposed transferee to pay any sums owing to the franchisor or to cure any breach in the Franchise Agreement existing at the time of the proposed transfer.

         (h) A provision that requires the franchisee to resell to the franchisor items that are not uniquely identified with the franchisor. This subdivision does not prohibit a provision that grants to a franchisor a right of first refusal to purchase the assets of a franchise on the same terms and conditions as a bona fide third party willing and able to purchase those assets, nor does this subdivision prohibit a provision that grants the franchisor the right to acquire the assets of a franchise for the market or appraised value of assets if the franchisee has breached the lawful provisions of the Franchise Agreement and has failed to cure the breach in the manner provided in subdivision (c).

         (i) A provision which permits the franchisor to directly or indirectly convey, assign, or otherwise transfer the franchisee's obligations to fulfill contractual obligations to the franchisee unless provision has been made for providing the required contractual services.

The fact that there is a notice of this offering on file with the Attorney General does not constitute approval, recommendation or endorsement by the Attorney General. A franchisor whose most recent financial statements are unaudited and show a net worth of less than $100,000 will, at the request of a franchisee, arrange for the escrow of initial investment and other funds paid by the franchisee until the obligations to provide real estate, improvements, equipment, inventory, training, or other items included in the franchise offering are fulfilled. At the option of the franchisor, a surety bond may be provided in place of the escrow. Any questions regarding this notice should be directed to the Department of the Michigan Attorney General, 6520 Mercantile Way, Suite 3, Lansing, Michigan 48913; (517) 373-3800.

The name and address of the franchisor's agent in Michigan authorized to receive service of process is:

         Michigan Department of Commerce
         Corporation and Securities Bureau
         Office of Franchise and Agent Licensing
         6546 Mercantile Way
         P. O. Box 30222 Lansing, Michigan 48910

Minnesota
---------

Minnesota law prohibits requiring a franchisee to waive his or her rights to a trial or to consent to liquidated damages, termination penalties, or judgment notes; provided, that this part will not bar a voluntary arbitration of any matter if the proceeding is conducted by an independent tribunal under the rules of the American Arbitration Association. (Minn. Rules 2860.4400(J)).

Minnesota law provides franchisees with certain termination and nonrenewal rights. Minn. Stat. Sec. 80C.14, Subd. 3, 4 and 5 require, except in certain specified cases, that a franchisee be given ninety days notice of termination (with sixty days to cure) and one hundred days notice for nonrenewal of the Franchise Agreement.

         OC Item 5, FA Section 2.1
         -------------------------

All initial franchise fees will be due and payable only after the franchisor has fulfilled and performed all of its initial financial obligations and the franchisee has commenced business operations under the Franchise Agreement (which occurs upon completion of the initial training course).

         OC Item 13; FA Section 5
         ------------------------

Minnesota Statutes Section 80C.20, Subdivision 1(g) allows the Minnesota Commissioner of the Department of Commerce to issue a cease and dismiss order or issue an order denying, suspending or revoking any registration, amendment or exception on finding any of the following . . . that the method of sale or proposed method of sale of franchises or the operation of the business of the franchisor or any term or condition of the franchise agreement or any practice of the franchisor is or would be unfair or inequitable to franchisees. Pursuant to this section, the Commissioner requires all franchisors registering in the state of Minnesota to state that the franchisor will protect the franchisee's right to use the trademarks, service marks, trade names, logo types or other commercial symbols or indemnify the franchisee from any loss, cost or expenses arising out of any claim, suit or demand regarding the use of the name. We intend to comply with the Minnesota statute and to protect the franchisee's rights and indemnify the franchisee for any losses to the full extent required by relevant state law.

         FA Section 9
         ------------

Pursuant to Minnesota Statutes Section 80.C.21, this section will not in any way abrogate or reduce any rights of the franchisee as provided for in Minnesota Statutes, Chapter 80.C, including, but not limited to, the right to submit matters to the jurisdiction of the courts in Minnesota.

New York
--------

         UNIFORM FRANCHISE OFFERING CIRCULAR COVER PAGE
         ----------------------------------------------

INFORMATION COMPARING FRANCHISORS IS AVAILABLE. CALL THE STATE ADMINISTRATORS LISTED IMMEDIATELY BELOW OR YOUR PUBLIC LIBRARY FOR SOURCES OF INFORMATION. REGISTRATION OF THIS FRANCHISE BY NEW YORK STATE DOES NOT MEAN THAT NEW YORK STATE RECOMMENDS IT OR HAS VERIFIED THE INFORMATION IN THIS OFFERING CIRCULAR. IF YOU LEARN THAT ANYTHING IN THE OFFERING CIRCULAR IS UNTRUE, CONTACT THE FEDERAL TRADE COMMISSION AND THE NEW YORK STATE DEPARTMENT OF LAW BUREAU OF INVESTOR PROTECTION AND SECURITIES, 120 BROADWAY, 23RD FLOOR, NEW YORK, NEW YORK 10271.

THE FRANCHISOR MAY, IF IT CHOOSES, NEGOTIATE WITH YOU ABOUT ITEMS COVERED IN THE PROSPECTUS. HOWEVER, THE FRANCHISOR CANNOT USE THE NEGOTIATING PROCESS TO PREVAIL UPON A PROSPECTIVE FRANCHISEE TO ACCEPT TERMS WHICH ARE LESS FAVORABLE THAN THOSE SET FORTH IN THIS PROSPECTUS.

UFOC Item 3
-----------

Neither the franchisor, its predecessor, any person listed in Item 2, nor any affiliate offering franchises under the franchisor's principal trademark:


                  1. Has any administrative, criminal or material civil action pending against that person alleging: a felony; a violation of a franchise, antitrust or securities law, fraud, embezzlement, fraudulent conversion, misappropriation of property; unfair or deceptive practices or comparable civil or misdemeanor allegations. There are no pending actions, other than routine litigation incidental to the business, which are significant in the context of the number of franchises and the size, nature or financial condition of the franchise system or its business operations.

                  2. Has been convicted of a felony or pleaded nolo contendere to a felony charge or, within the ten-year period immediately preceding the date of this Offering Circular, has been convicted of or pleaded nolo contendere to a misdemeanor charge or has been the subject a civil action alleging: violation of a franchise, antifraud or securities law, fraud, embezzlement, fraudulent conversion or misappropriation of property, or unfair or deceptive practices or comparable allegations.

                  3. Is subject to a currently effective injunctive or restrictive order or decree relating to the franchise or under any federal, state or Canadian franchise, securities, antitrust, trade regulation or trade practice law, resulting from a concluded or pending action or proceeding brought by a public agency or is subject to any currently effective order of any national securities association or national securities exchange (as defined in the Securities Exchange Act of 1934) suspending or expelling such person from membership in such association or exchange; or is subject to a currently effective injunctive or restrictive order relating to any other business activity as a result of an action brought by a public agency or department, including without limitation actions affecting a license as a real estate broker or sales agent.

         UFOC Item 4
         -----------

Neither the franchisor, its affiliates, its predecessors, officers, nor general partners, during the ten-year period immediately before the date of the offering circular: (a) filed as a debtor (or had filed against it) a petition to start an action under the U.S. Bankruptcy Code; (b) obtained a discharge of its debts under the bankruptcy code; or (c) was a principal officer of a company or general partner of a partnership that either filed as a debtor (or had filed against it) a petition to start an action under the U.S. Bankruptcy Code or that obtained a discharge of its debts under the U.S. Bankruptcy Code during or within one year after the officer or general partner of the franchisor held this position in the company or partnership.

         UFOC Item 17
         ------------

THIS TABLE LISTS CERTAIN IMPORTANT PROVISIONS OF THE FRANCHISE AND RELATED AGREEMENTS PERTAINING TO RENEWAL, TERMINATION, TRANSFER AND DISPUTE RESOLUTION. YOU SHOULD READ THESE PROVISIONS IN THE AGREEMENTS ATTACHED TO THIS OFFERING CIRCULAR.

---------------------------------------- ----------------- ---------------------------------------------------------

Choice of Law                            Section 9.7       NEVADA law applies except to the extent  governed by the
                                                           United  States  Trademark Act and except in those states
                                                           whose  franchise  laws  require  exclusive  application.
                                                           The  foregoing  choice of law should not be considered a
                                                           waiver of any right  conferred  upon the  Franchisee  by
                                                           the GBL of the State of New York, Article 33.
---------------------------------------- ----------------- ---------------------------------------------------------


North Dakota
------------

         OC Item 5, FA Section 2.1
         -------------------------

All initial franchise fees will be due and payable only after the franchisor has fulfilled and performed all of its initial financial obligations and the franchisee has commenced business operations under the Franchise Agreement (which occurs upon completion of the initial training course).

         OC Item 9
         ---------

Under North Dakota law, no modification or change the franchisor makes to the Operations Manual or Method of Operation may materially affect the franchisee's status, rights, or obligations under the Franchise Agreement.

         FA Sections 5 and 6
         -------------------

Covenants not to compete are considered unenforceable in the State of North Dakota.

         FA Section 6
         ------------
Under North Dakota law, a requirement that franchisees consent to liquidated damages or termination penalties in the event of termination of the franchise agreement is considered unenforceable.

         FA Section 9.6
         --------------

The North Dakota Franchise Investment Law (Section 51-19-09) requires that this Agreement will be governed by the laws of North Dakota, which laws will prevail. Further, all issues or disagreements relating to this Agreement will be arbitrated, tried, heard and decided within the jurisdiction of courts in the state of North Dakota.

Rhode Island
------------

         OC Item 17 and FA Section 9
         ---------------------------

Section 19-28.1-14 of the Rhode Island Franchise Investment Act provides that "A provision in a franchise agreement restricting jurisdiction or venue to a forum outside this state or requiring the application of the laws of another state is void with respect to a claim otherwise enforceable under the Act."


South Dakota
------------

         OC Item 5, FA Section 2.1
         -------------------------

All initial franchise fees will be due and payable only after the franchisor has fulfilled and performed all of its initial financial obligations and the franchisee has commenced business operations under the Franchise Agreement (which occurs upon completion of the initial training course).

         OC Item 17; FA Section 6
         ------------------------

Under South Dakota law, termination provisions covering breach of the Franchise Agreement, failure to meet performance and quality standards and failure to make royalty payments contained in the offering circular and franchise agreement must afford a franchisee thirty (30) days' written notice with an opportunity to cure the breach prior to termination.

         FA Section 9
         ------------

The law regarding franchise registration, employment, covenants not to compete, and other matters of local concern will be governed by the laws of the State of South Dakota; but as to contractual and all other matters, this Agreement and all provisions of this instrument will be and remain subject to the application, construction, enforcement, and interpretation under the governing law of the State of Nevada.

Covenants not to compete upon termination of the franchise agreement are generally unenforceable in the State of South Dakota. Pursuant to SDCL 37-5A-86, any acknowledgement provision, disclaimer, or integration clause or a provision having a similar effect in a franchise agreement does not negate or act to remove from judicial review any statement, misrepresentation or action that would violate this chapter or a rule or order under this chapter.

In the event that either party will make demand for arbitration, such arbitration will be conducted in a mutually agreed-upon site in accordance with
Section 11 of the Commercial Arbitration Rules of the American Arbitration Association.

Any provision in a franchise agreement which designates jurisdiction or venue or requires the franchisee to agree to jurisdiction or venue in a forum outside of South Dakota is void with respect to any cause of action which is otherwise enforceable in South Dakota.

Virginia
--------

         OC Item 9
         ---------

In Virginia, notice of approval or disapproval of a proposed supplier will be issued by us within 45 days after the franchisee has delivered all required materials.

         OC Item 5, FA Section 2.1
         -------------------------

All initial franchise fees will be due and payable only after the franchisor has fulfilled and performed all of its initial financial obligations and the franchisee has commenced business operations under the Franchise Agreement (which occurs upon completion of the initial training course).

         OC Item 1, Receipt Page
         -----------------------

The Clerk of the State Corporation Commission, 13300 East Main Street, Richmond Virginia 23219, is our registered agent authorized to receive process in Virginia.

Washington
----------

         OC Item 5, FA Section 2.1
         -------------------------

All initial franchise fees will be due and payable only after the franchisor has fulfilled and performed all of its initial financial obligations and the franchisee has commenced business operations under the Franchise Agreement (which occurs upon completion of the initial training course).

         OC Item 17; FA Section 6 and 7
         ------------------------------

In any arbitration involving a franchise purchased in Washington, the arbitration site will be either in the state of Washington, or in a place mutually agreed upon at the time of the arbitration, or as determined by the arbitrator.

In the event of a conflict of laws, the provisions of the Washington Franchise Investment Protection Act, Chapter 19.100 RCW will prevail.

A release or waiver of rights executed by a franchisee will not include rights under the Washington Franchise Investment Protection Act, except when executed pursuant to a negotiated settlement after the Franchise Agreement is in effect and where the parties are represented by independent counsel. Provisions such as those which unreasonably restrict or limit the statute of limitations period for claims under the Act, rights or remedies under the Act such as a right to a jury trial may not be enforceable.

Transfer Fees are collectable to the extent that they reflect the franchisor's reasonable estimated or actual costs in effecting a transfer.

The franchisee acknowledges receipt of this Addendum.

Wisconsin
---------

         OC Item 17
         ----------

The applicable laws of Wisconsin may require notice periods greater than those set forth above for termination, cancellation, non-renewal, or the like, and may limit the reasons or causes for termination, cancellation, non-renewal, or the like. To the extent any provisions of the Franchise Agreement provide for periods of notice or for termination, cancellation, non-renewal, or the like other than in accordance with the applicable law, such provisions will not be effective, to the extent such are not in accordance with applicable law, and the franchisor will comply with the applicable law.

The Wisconsin Fair Dealership Law (Wisconsin Statutes, 1983-84, Title XIV-A, Chapter 135) supersedes any provision of a Franchise Agreement inconsistent with the law.


It is agreed that this state law addendum for the state of ___________ is made part of and supersedes relevant portions of the Franchise Agreement dated the ___ day of ________ , 20__ between ____________ ("We") and ___________ ("You").

DATED this ______ day of _________, 20__ .


("We/Us"):        ITEX CORPORATION              ("You"):
                                                        ------------------------

By:                                              By:
   --------------------------------------------     ----------------------------

                                                 Title:
                                                       -------------------------

FRANCHISOR REPRESENTS THAT THIS PROSPECTUS DOES NOT KNOWINGLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT.

                                   (EXHIBIT G)
                                   -----------
                       TRADE NAME FILING INFORMATION SHEET
                       -----------------------------------

You are obligated by the franchise agreement to comply with all state and local laws necessary to operate the licensed business. One such law concerns trade name filings. Most states require that any individual or company doing business under a name different from your corporate or other legal name record that fact somewhere in the state. You cannot use "ITEX" as part of your corporate or other legal names. Consequently, these laws will apply to you since the name under which the licensed business operates, "ITEX," will be different from your corporate or other legal name.

Depending on the state, such a name may be called a "trade name," "assumed name," "fictitious name," "dba," or some other similar designation. Regardless of the terminology, the purpose of the trade name filing is to prevent deception of the public by enabling consumers and creditors to know with whom they are trading. Trade name filings do not, and are not intended to, grant any right to use the name ITEX after the franchise agreement terminates or expires. At that time, you will cancel the trade name filing at our direction, as provided in the franchise agreement.

Just as the terminology varies from state-to-state, so do the procedures for filing. In some states, the filing is made at the state level, while in others, the filing is at the county or city level. Some states may require multiple filings. For this reason, we recommend that you contact the offices of the Secretary of State, County Clerk, and City or Town Clerk in the jurisdictions where the licensed business will be conducted, as well as the franchisees' counsel, to obtain the necessary forms and to ensure that all required filings are made. Operating under a trade name without the requisite filing may result in civil or criminal penalties.

If you have any questions or encounter any difficulties in complying with the trade name filing requirements, please call us and we will be glad to help you.

                                   (EXHIBIT H)
                                   -----------
                   A CHECKLIST OF LEGAL START-UP REQUIREMENTS
                   ------------------------------------------

          -    Formation of the business, i.e. Corporation, Partnership, etc.

          - Filings with the State Department of Taxation and obtaining sales and use tax number.

          - Inquiry into both state and county requirements regarding registration of fictitious/assumed name which would vary depending on the type of the business entity.

          - Contacting the county and the city, i.e. Chamber of Commerce or the office of small business administration regarding merchant's license requirements.

          - Contacting local Department of Labor and Department of Health regarding posters that need to be displayed on premises.

          - Insurance as per Franchise Agreement including Worker's Compensation Insurance for the staff, poster must be displayed.

The above is not a comprehensive list. We recommend that a local attorney be consulted with regard to these and any other legal requirements to ensure full compliance with the Franchise Agreement, federal, state and local laws.

                    ACKNOWLEDGMENT OF RECEIPT BY PROSPECTIVE
                       FRANCHISEE OF THE ITEX CORPORATION
                        FRANCHISE AGREEMENT IN FINAL FORM

THE UNDERSIGNED, PERSONALLY AND AS AN OFFICER OR PARTNER OF THE PROPOSED FRANCHISEE, ACKNOWLEDGES RECEIPT, ON THE DATE INDICATED, OF THE ITEX CORPORATION FRANCHISE AGREEMENT, COMPLETELY FILLED IN WITH THE INFORMATION AND ANY EXHIBITS OR ADDENDA IN THE FORM IN WHICH THEY ARE INTENDED TO BE EXECUTED.

DATED this ____ day of ____________, 20__.



                                        ---------------------------------
                                        FRANCHISEE (Please type or print)

IF A PARTNERSHIP, ALL GENERAL PARTNERS MUST EXECUTE THIS
ACKNOWLEDGMENT. IF A CORPORATION, By: AN OFFICER AUTHORIZED
TO RECEIVE (Please type or print) THIS CIRCULAR ON BEHALF OF
THE CORPORATION MUST EXECUTE THIS ACKNOWLEDGMENT.

                                        By:
                                           ------------------------------




                                        ---------------------------------
                                        Signature
                                        Its:
                                            -----------------------------

                            ACKNOWLEDGMENT OF RECEIPT
                                ITEX CORPORATION

THIS OFFERING CIRCULAR SUMMARIZES CERTAIN PROVISIONS OF THE FRANCHISE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY.

IF ITEX CORPORATION OFFERS YOU A FRANCHISE, ITEX CORPORATION MUST PROVIDE THIS OFFERING CIRCULAR TO YOU BY THE EARLIEST OF:

     1.   THE FIRST PERSONAL MEETING TO DISCUSS THE FRANCHISE; OR
     2.   TEN BUSINESS DAYS BEFORE THE SIGNING OF A BINDING AGREEMENT; OR
     3.   TEN BUSINESS DAYS BEFORE A PAYMENT TO ITEX CORPORATION

YOU MUST ALSO RECEIVE A FRANCHISE AGREEMENT CONTAINING ALL MATERIAL TERMS AT LEAST FIVE BUSINESS DAYS BEFORE YOU SIGN A FRANCHISE AGREEMENT.

IF ITEX CORPORATION DOES NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT, OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND TO THE STATE AUTHORITIES IDENTIFIED IN EXHIBIT A.

Our authorized agents for service of process are identified in Exhibit A of this offering circular.

THE UNDERSIGNED, PERSONALLY AND AS AN OFFICER OR PARTNER OF THE PROPOSED FRANCHISEE, ACKNOWLEDGES RECEIPT, ON THE DATE INDICATED, OF ITEX CORPORATION FRANCHISE OFFERING CIRCULAR FOR PROSPECTIVE FRANCHISEES, EFFECTIVE AS OF_____________. THE CIRCULAR INCLUDES THESE APPENDICES ATTACHED:

A:       Agents for Service of Process and Regulatory Authorities
B:       Audited Financial Statements
C.       Sample Franchise Agreement
D.       Conditional Assignment of Phone Number
E.       Abandonment, Relinquishment, and Termination of Assumed Business Name
F.       State Law Addendum
G.       Trademark Filing Information
H.       Checklist for Start-up


DATED this _______ day of __________, 20__.


--------------------------------------------------------------------------------

   Prospective Franchisee                            Prospective Franchisee

IF A PARTNERSHIP, ALL GENERAL PARTNERS MUST EXECUTE THIS ACKNOWLEDGMENT. IF A CORPORATION OR LIMITED LIABILITY COMPANY, AN OFFICER AUTHORIZED TO RECEIVE THIS CIRCULAR ON BEHALF OF THE CORPORATION OR LIMITED LIABILITY COMPANY MUST EXECUTE THIS ACKNOWLEDGMENT.

                            ACKNOWLEDGMENT OF RECEIPT
                                ITEX CORPORATION

THIS OFFERING CIRCULAR SUMMARIZES CERTAIN PROVISIONS OF THE FRANCHISE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY.

IF ITEX CORPORATION OFFERS YOU A FRANCHISE, ITEX CORPORATION MUST PROVIDE THIS OFFERING CIRCULAR TO YOU BY THE EARLIEST OF:

     1.   THE FIRST PERSONAL MEETING TO DISCUSS THE FRANCHISE; OR

     2.   TEN BUSINESS DAYS BEFORE THE SIGNING OF A BINDING AGREEMENT; OR

     3.   TEN BUSINESS DAYS BEFORE A PAYMENT TO ITEX CORPORATION

YOU MUST ALSO RECEIVE A FRANCHISE AGREEMENT CONTAINING ALL MATERIAL TERMS AT LEAST FIVE BUSINESS DAYS BEFORE YOU SIGN A FRANCHISE AGREEMENT.

IF ITEX CORPORATION DOES NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT, OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND TO THE STATE AUTHORITIES IDENTIFIED IN EXHIBIT A.

Our authorized agents for service of process are identified in Exhibit A.

THE UNDERSIGNED, PERSONALLY AND AS AN OFFICER OR PARTNER OF THE PROPOSED FRANCHISEE, ACKNOWLEDGES RECEIPT, ON THE DATE INDICATED, OF ITEX CORPORATION FRANCHISE OFFERING CIRCULAR FOR PROSPECTIVE FRANCHISEES, EFFECTIVE AS OF ___________. THE CIRCULAR INCLUDES THESE APPENDICES ATTACHED:

A:       Agents for Service of Process and Regulatory Authorities
B:       Audited Financial Statements
C:       Sample Franchise Agreement
D:       Conditional Assignment of Phone Number
E:       Abandonment, Relinquishment, and Termination of Assumed Business Name
F:       State Law Addendum
G:       Trademark Filing Information
H:       Checklist for Start-up


DATED this _______ day of __________, 20__.


--------------------------------------------------------------------------------
     Prospective Franchisee                     Prospective Franchisee

IF A PARTNERSHIP, ALL GENERAL PARTNERS MUST EXECUTE THIS ACKNOWLEDGMENT. IF A CORPORATION OR LIMITED LIABILITY COMPANY, AN OFFICER AUTHORIZED TO RECEIVE THIS CIRCULAR ON BEHALF OF THE CORPORATION OR LIMITED LIABILITY COMPANY MUST EXECUTE THIS ACKNOWLEDGMENT.